
                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT


                                  By and Among


                                 RAILTEX, INC.,


                       THE SEVERAL FINANCIAL INSTITUTIONS
                            PARTY TO THIS AGREEMENT,


                                      and


                     FIRST INTERSTATE BANK OF TEXAS, N.A.,
                                    As Agent



                            Dated as of May 17, 1996



                                  $85,000,000



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                               TABLE OF CONTENTS
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ARTICLE 1.           DEFINITIONS AND GENERAL RULES............................   2
     Section 1.1     General Rules............................................   2
     Section 1.2     Definitions..............................................   2

ARTICLE 2            REPRESENTATIONS AND WARRANTIES...........................  18
     Section 2.1     Corporate Authority......................................  18
     Section 2.2     Financial Statements.....................................  19
     Section 2.3     Governmental Approvals...................................  19
     Section 2.4     Litigation...............................................  19
     Section 2.5     No Event of Default......................................  19
     Section 2.6     Use of Proceeds..........................................  19
     Section 2.7     Properties, Locations and Offices........................  20
     Section 2.8     Status...................................................  20
     Section 2.9     Tax Returns..............................................  20
     Section 2.10    Availability of Records..................................  20
     Section 2.11    Regulations U and X......................................  20
     Section 2.12    Subsidiaries.............................................  21
     Section 2.13    ERISA....................................................  21
     Section 2.14    Solvency.................................................  21
     Section 2.15    Environmental Condition of the Property..................  21
     Section 2.16    Compliance...............................................  21
     Section 2.17    Disclosure...............................................  22

ARTICLE 3            THE CREDIT FACILITY......................................  22
     Section 3.1     Revolving Loans..........................................  22
     Section 3.2     Acquisition Loans........................................  23
     Section 3.3     Advances/Fundings........................................  24
     Section 3.4     Optional Prepayments.....................................  26
     Section 3.5     Mandatory Prepayments....................................  27
     Section 3.6     Fees.....................................................  27
     Section 3.7     Payments.................................................  28
     Section 3.8     Payments by the Lenders to the Agent.....................  29
     Section 3.9     Computation of Interest..................................  29
     Section 3.10    No Default...............................................  30
     Section 3.11    Taxes....................................................  30
     Section 3.12    Capital Adequacy.........................................  33
     Section 3.13    Interest.................................................  34
     Section 3.14    Interest Recapture.......................................  34

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     Section 3.15    Illegality...............................................  34
     Section 3.16    Increased Cost and Reduced Return........................  35
     Section 3.17    Funding Losses...........................................  35
     Section 3.18    Eurodollar Rate Protection...............................  36
     Section 3.19    Conversions and Renewals.................................  37

ARTICLE 4            CONDITIONS PRECEDENT.....................................  38
     Section 4.1     Conditions Precedent to First Loans......................  38
     Section 4.2     Conditions Precedent to Each Revolving Loan..............  39
     Section 4.3     Conditions Precedent to each Interim Acquisition Loan....  40
     Section 4.4     Conditions Precedent to Term Acquisition Loans...........  42

ARTICLE 5            AFFIRMATIVE COVENANTS....................................  43
     Section 5.1     Financial Statements.....................................  43
     Section 5.2     Payment of Obligations...................................  44
     Section 5.3     Notice; Litigation.......................................  44
     Section 5.4     Maintenance of Corporate Existence and Properties;
                     Reconfiguration of Locomotives...........................  45
     Section 5.5     Insurance................................................  45
     Section 5.6     Payment of Taxes.........................................  45
     Section 5.7     Accounts Receivable and Payable..........................  45
     Section 5.8     Further Assurances.......................................  46
     Section 5.9     Inspection...............................................  46
     Section 5.10    Leverage Ratio...........................................  46
     Section 5.11    Funded Debt/EBITDA.......................................  46
     Section 5.12    Cash Flow Coverage Ratio.................................  46
     Section 5.13    Tangible Net Worth.......................................  46
     Section 5.14    Interest Coverage Ratio..................................  46
     Section 5.15    Environmental Compliance.................................  46
     Section 5.16    Notification.............................................  47

ARTICLE 6            NEGATIVE COVENANTS.......................................  47
     Section 6.1     Limitations on Borrowings................................  47
     Section 6.2     Limitations on Liens.....................................  48
     Section 6.3     Limitations on Contingent Liabilities....................  48
     Section 6.4     Loans, Advances and Investments..........................  48
     Section 6.5     Limitations on Fundamental Changes; Disposition of Assets  48
     Section 6.6     Dividends................................................  49

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                                      ii
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     Section 6.7     Subordination of Claims..................................  49
     Section 6.8     ERISA Compliance.........................................  49
     Section 6.9     Nature of Business.......................................  49
     Section 6.10    Leases...................................................  49
     Section 6.11    Supply and Purchase Contracts............................  50
     Section 6.12    Transactions with Affiliates and Other Persons...........  50
     Section 6.13    Capital Expenditures.....................................  50
     Section 6.14    No Prepayment of MassMutual Debt Without Consent.........  50

ARTICLE 7            DEFAULT..................................................  50
     Section 7.1     Events of Default........................................  50
     Section 7.2     Optional Acceleration....................................  52
     Section 7.3     Automatic Acceleration...................................  52
     Section 7.4     Additional Remedies......................................  53

ARTICLE 8            RELATION OF LENDERS......................................  53
     Section 8.1     Appointment..............................................  53
     Section 8.2     Delegation of Duties.....................................  53
     Section 8.3     Appointment of Additional Co-Agent.......................  53
     Section 8.4     Liability of Agent.......................................  54
     Section 8.5     Reliance by Agent........................................  55
     Section 8.6     Notice of Default........................................  55
     Section 8.7     Credit Decision..........................................  56
     Section 8.8     Indemnification..........................................  56
     Section 8.9     Agent in Individual Capacity.............................  57
     Section 8.10    Successor Agent..........................................  57
     Section 8.11    Sharing of Payments......................................  58
     Section 8.12    Approval.................................................  58
     Section 8.13    Collateral Matters.......................................  59
     Section 8.14    No Liability.............................................  59
     Section 8.15.   Third Party Rights.......................................  59

ARTICLE 9            ASSIGNMENTS, PARTICIPATIONS..............................  60
     Section 9.1     Assignments..............................................  60
     Section 9.2     Participations...........................................  60

ARTICLE 10           COSTS, EXPENSES; INDEMNIFICATIONS........................  61
     Section 10.1    Costs and Expenses.......................................  61

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     Section 10.2      Indemnities                                                61

ARTICLE 11             AMENDMENTS AND WAIVERS...................................  63
     Section 11.1      Amendments and Waivers...................................  63

ARTICLE 12             MISCELLANEOUS............................................  63
     Section 12.1      No Waiver;  Cumulative Remedies..........................  63
     Section 12.2      Survival of Agreements...................................  64
     Section 12.3      Successors...............................................  64
     Section 12.4      Counterparts.............................................  64
     Section 12.5      Severability.............................................  64
     Section 12.6      Interest.................................................  64
     Section 12.7      Notices..................................................  66
     Section 12.8      Notification of Addresses, Lending Offices, Etc..........  66
     Section 12.9      Controlling Document.....................................  66
     Section 12.10     Table of Contents; Descriptive Headings..................  66
     Section 12.11     GOVERNING LAW............................................  66
     Section 12.12     SUBMISSION TO JURISDICTION...............................  66
     Section 12.13     DTPA WAIVER..............................................  67
     Section 12.14     NO ORAL AGREEMENTS.......................................  67
     Section 12.15     Construction.............................................  68
     Section 12.16     WAIVER OF JURY TRIAL.....................................  68


EXHIBITS

A   -  Interim Acquisition Note
A   -  1 Term Acquisition Note
B   -  Compliance Certificate/Certificate of No Default
C   -  Notice of Borrowing
D   -  Notice of Conversion/Continuation
E   -  Revolving Note
F   -  Assignment and Acceptance Agreement

                                      iv
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SCHEDULES

1.2     -     Commitments
2.13    -     List of Subsidiaries
4.3(c)  -     Acquisition Criteria
6.6     -     Stock Option Plans

                                CREDIT AGREEMENT
                                ----------------


          This CREDIT AGREEMENT (this "Agreement") is entered into as of May 17, 1996, by and among RAILTEX, INC., a Texas corporation (the "Borrower"), the SEVERAL FINANCIAL INSTITUTIONS THAT ARE FROM TIME TO TIME PARTY TO THIS AGREEMENT, the initial Lenders being listed on the signature pages hereof, (collectively, the "Lenders" and individually, a "Lender") and FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association, as agent for the Lenders (in such capacity, the "Agent").

                                R E C I T A L S:
                                - - - - - - - -

          A. The Borrower, the Agent, and certain lenders have previously entered into that certain Credit Agreement dated as of August 2, 1994, as amended by First Amendment dated February 3, 1995 and Second Amendment dated October 9, 1995 (as amended, the "Previous Agreement"). The Previous Agreement is being terminated contemporaneously with, and the total outstanding principal and accrued but unpaid interest, if any, will be fully repaid on, the date of the first Borrowing hereunder and the commitments thereunder are cancelled effective with the execution and delivery of this Agreement.

          B. The Borrower has requested that the Lenders make available to it credit facilities, including Acquisition Loans and Revolving Loans (both terms hereinafter defined), for an aggregate amount outstanding at any time of not more than $85,000,000, the purposes of such facilities being to (i) provide working capital, (ii) provide availability for future acquisitions of short-line railroads and (iii) refinance the acquisition cost of locomotives and/or railcars previously purchased for cash.

          C. The Lenders are willing to make such credit facilities available to the Borrower upon the terms and conditions set forth herein.

          NOW THEREFORE, to induce the Lenders to extend credit and financial accommodations to the Borrower in accordance with the foregoing, to induce the Agent to act as agent for the Lenders hereunder, for $1 and other such good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, intending to be legally bound:

ARTICLE 1. DEFINITIONS AND GENERAL RULES. The following definitions and general rules will apply hereto:

    Section 1.1  General Rules.  For purposes of this Agreement,

          (a) The terms defined in this Article 1, unless the context requires otherwise, will have the meanings applied to them in Article 1 and will include the plural as well as the singular. Additional definitions may be found in the preamble and throughout this Agreement;

          (b) All accounting terms not otherwise defined herein shall be construed in accordance with GAAP; and

          (c) The words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

    Section 1.2 Definitions. As used in this Agreement, the following capitalized terms will have the following meanings, unless the context requires otherwise:

          "Accrual Rate" has the meaning assigned to it in Section 3.13(a) hereof.

          "Acquisition Loan" means an extension of credit by a Lender to the Borrower pursuant to Section 3.2 of this Agreement for the purpose of (a) acquiring a short-line railroad (or short-line railroads, if the Borrower and its Subsidiaries purchase more than one short-line railroad on the same day), locomotives and/or railcars and (b) financing the acquisition cost of locomotives and/or railcars previously purchased for cash; "Acquisition Loans" means all extensions of credit by the Lenders to the Borrower pursuant to
Section 3.2 of this Agreement.

          "Acquisition Loan Commitments" means the commitments of the Lenders to make Acquisition Loans from time to time pursuant to Section 3.2 in the maximum aggregate amount of $75,000,000 outstanding at any time; "Acquisition Loan Commitment" means, for each Lender, such Lender's commitment to make Acquisition Loans in an aggregate amount equal to its Commitment Percentage of the Acquisition Loan Commitments, which Lender's Acquisition Loan Commitment is set forth opposite such Lender's name in Schedule 1.2 under the heading "Acquisition Loan Commitment," as the same may be reduced or adjusted as a result of one or more assignments pursuant to Article 9 hereof or otherwise pursuant to the terms and provisions hereof.

          "Acquisition Loans Maturity Date" means the earlier of (a) April 30, 2002, and (b) the date on which the Acquisition Notes are accelerated pursuant to the terms hereof.


          "Acquisition Note" means an Interim Acquisition Note or a Term Acquisition Note; "Acquisition Notes" means all of the Interim Acquisition Notes and the Term Acquisition Notes.

          "Acquisition Loans Termination Date" means the earliest to occur of
(i) April 30, 1999, (ii) the date on which the Acquisition Notes are accelerated pursuant to the terms hereof, and (iii) the date on which the Acquisition Loan Commitment is terminated pursuant to the terms hereof.

          "Adjustment Date" has the meaning assigned to it in the definition of Applicable Percentage.

          "Affiliate" of any Person means any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, shall include any Person that beneficially owns or holds five percent or more of any class of voting securities of such Person and any Person owning or holding five percent or more of any class or series of voting securities of such Person (or in the case of a Person that is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Agent" means First Interstate Bank of Texas, N.A. in its capacity as agent for the Lenders hereunder, and any successor Agent.

          "Amortization Commencement Date" has the meaning set forth in Section 3.2(b) hereof.

          "Applicable Percentage" means zero percent (in the case of the Prime Rate Margin) and 1.25 percent (in the case of the Eurodollar Rate Margin) from the Closing Date until June 30, 1996; thereafter, the Applicable Percentage shall mean the rate determined, as of the date that is 45 days from and after the last day of each calendar quarter (the "ADJUSTMENT DATE"), based on the Leverage Ratio of Borrower as of the last day of each calendar quarter, as follows (such rate to adjust on and as of each such Adjustment Date for the period from but excluding such Adjustment Date to and including the next succeeding Adjustment Date):

             (i) with respect to Acquisition Loans which are Prime Rate Loans, the applicable Prime Rate Margin; and


             (ii) with respect to Acquisition Loans which are Eurodollar Rate Loans, the applicable Eurodollar Rate Margin; and

             (iii) with respect to Revolving Loans which are Prime Rate Loans, the applicable Prime Rate Margin; and

             (iv) with respect to Revolving Loans which are Eurodollar Rate Loans, the applicable Eurodollar Rate Margin;

provided, however, that, notwithstanding the foregoing, the Applicable Percentage shall be the highest Applicable Percentage for the types of Loans outstanding at any and all times during which the Borrower shall have failed to deliver all requisite financial statements in accordance with Section 5.1 hereof.

          "Assignee" has the meaning specified in Section 9.1(a) of this Agreement.

          "Available Credit" means at any time the amount equal to the Loan Formula.

          "Bankruptcy Code" means Title 11, United States Code, as amended from time to time, and any statute enacted in replacement thereof.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the Lenders pursuant to Article 3.

          "Business Day" means a day (other than Saturday, Sunday or a legal holiday) on which banks in Houston, Texas, and New York, New York are open for business.

          "Canadian Commitments" means the undrawn portion of any Canadian
Loans.

          "Canadian Loan Documents" means the Canadian Notes and other documents referred to, required or contemplated therein, as the same may be renewed, extended, modified, or amended, from time to time, all of such Canadian Loan Documents to be on terms and conditions satisfactory to the Majority Lenders. Included in the definition of Canadian Loan Documents is the Borrower's guaranty of the Canadian Loans.

          "Canadian Loans" means the extensions of credit, not to exceed Cdn $30,000,000, to RailTex Canada pursuant to the Canadian Loan Documents.

          "Canadian Notes" means promissory notes of RailTex Canada evidencing the Canadian Loans, as the same may be renewed, extended, modified, or amended, from time to time.

          "Capital Expenditure Amount Limit" means $23,000,000 plus $4,000 times the number of miles of track added after the Closing Date (i) under management to the extent the operating agreements relating thereto require the Borrower or one of its Subsidiaries to make capital expenditures, (ii) owned by the Borrower or one of its Subsidiaries or (iii) leased by the Borrower and its Subsidiaries.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of a Person.

          "Cash Equivalents" mean any of the following: (a) securities with maturities of 180 days or less from the date of acquisition thereof issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof; (b) certificates of deposit with maturities of 180 days or less from the date of acquisition thereof issued by, and deposit accounts at, any commercial bank having capital and surplus equal to or greater than $350,000,000; (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of 180 days or less from the date of acquisition thereof; and (d) securities of a domestic municipal issuer rated at least either AAA by Moody's Investors Service, Inc. or AAA by Standard & Poor's Corporation with maturities of 180 days or less from the date of acquisition thereof.

          "Cash Flow" means, for any period, consolidated EBITDA less cash taxes paid.

          "Cash Flow Coverage Ratio" means, for any period and with respect to any Person, a ratio of Cash Flow to Fixed Charges; the Cash Flow Coverage Ratio to be measured quarterly on a rolling four quarter basis.

          "Cdn $" means Canadian dollars.

          "Closing Date" means the date on which all of the conditions precedent stated in Article 4 hereof have been met to the satisfaction of the Majority Lenders (and which in any event must occur no later than May 31, 1996).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, any predecessor statute and any statute enacted in replacement thereof.

          "Commitment Percentage" means as to any Lender the percentage determined by dividing (a) the sum of (i) such Lender's Acquisition Loan Commitment and (ii) such Lender's Revolving Loan Commitment by (b) the total Commitments, which Lender's Commitment Percentage is set forth opposite such Lender's name in Schedule 1.2 under the heading "Commitment Percentage," as the same may be reduced or adjusted in accordance herewith.


          "Commitments" means $85,000,000, and Commitment means, for each Lender, the sum of its Acquisition Loan Commitment and Revolving Loan Commitment, as set forth opposite such Lender's name in Schedule 1.2 under the heading "Commitment," as the same may be reduced or adjusted in accordance herewith.

          "Compliance Certificate" means a loan formula certificate in substantially the form attached hereto as Exhibit B, setting forth the computations of Available Credit and Loan Formula as of the close of business on the last day of the month immediately preceding the day that such loan formula certificate is delivered on behalf of the Borrower and its Subsidiaries to the Agent and the Lenders pursuant to Section 5.1 hereof.

          "Contingent Liabilities" means any and all liabilities of a Person, direct or indirect, for or in connection with the obligations, stock or dividends of any other Person, whether by guaranty, endorsement, agreement to purchase or repurchase, agreement to lease, agreement to supply or advance funds (including, without limitation, agreements to maintain working capital, solvency or other balance sheet conditions or agreements to purchase stock or make capital contributions) or otherwise.

          "Conversion Date" means any date on which the Borrower elects to convert a Prime Rate Loan to a Eurodollar Rate Loan, or a Eurodollar Rate Loan to a Prime Rate Loan.

          "Current Assets" means all assets of a Person that, in accordance with GAAP, would be included as current assets on a balance sheet as of the date of calculation.

          "Current Liabilities" means all liabilities of a Person that, in accordance with GAAP, would be included as current liabilities on a balance sheet as of the date of calculation.

          "Default" means any event specified in Section 7.1 of this Agreement, regardless of whether any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

          "Default Percentage" means, as to any Lender at the date of any determination thereof, (a) the sum of the outstanding balance of Obligations to such Lender, divided by (b) the sum of the outstanding balance of all Obligations.

          "Default Rate" means the lesser of (i) a rate that is three percentage points above the Prime Rate, as it varies, or (ii) the Maximum Rate, as it varies.

          "Dollars," "United States dollars," "U.S. dollars," "US$" and "$" mean dollars in lawful currency of the United States of America (unless otherwise expressly specified all payments and amounts referenced in this Agreement and the other Loan Documents shall be references to Dollars).


          "Domestic Lending Office" means with respect to each Lender, the office of such Lender designated as such on its signature page of this Agreement or such other office of such Lender, as such Lender may from time to time specify to the Borrower and Agent.

          "EBITDA" means, for any period and with respect to any Person, the sum of the Net Income for such Person for such period, excluding, to the extent any of the items referred to in any of the clauses below were deducted in the determination of Net Income: (i) all amounts treated as expenses for depreciation, amortization and interest expenses of such Person for such period,
(ii) all income and franchise taxes of such Person accrued for such period on or measured by income, (iii) any non-cash after-tax gains or losses attributable to asset dispositions, (iv) the income or loss of any other Person (other than Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless and only to the extent received by such Person or its Subsidiary in a non-cash cash distribution, and (v) to the extent not included in (iii) or (iv) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

          "Eligible Accounts" means, at any time, an amount equal to the accounts receivable balance reflected on the latest consolidated balance sheet of the Borrower delivered to the Agent and the Lenders.

          "Eligible Acquisition Costs" means, with respect to each acquisition of a short-line railroad, the reasonable start-up costs (acceptable to the Majority Lenders) incurred in connection therewith, which costs shall not exceed 5 percent of the total purchase price of the related acquisition.

          "Environmental Laws" means any and all laws, subsequent enactments, amendments and modifications, including without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

          "EPA" means the United States Environmental Protection Agency.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Eurodollar Lending Office" means with respect to each Lender, the office of such Lender designated as such on its signature page of this Agreement or such other office of such Lender, as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for each Interest Period for any Eurodollar Rate Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of one percent) determined pursuant to the following formula:

Eurodollar Rate =               LIBOR
                  ------------------------------------
                  1.00 - Eurodollar Reserve Percentage

          "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate plus the Eurodollar Rate Margin.

          "Eurodollar Rate Margin" means, with respect to Eurodollar Rate Loans, the specified percentage ("x") set forth below based on the Leverage Ratio as measured at the end of each calendar quarter throughout the term hereof as specified in the definition of Applicable Percentage:

       Leverage Ratio                 Eurodollar Rate Margin
       --------------                 ----------------------

Less than 30%                                  1.00%
30% to 39.9%                                   1.25%
40% to 44.9%                                   1.50%
45% to 49.9%                                   2.00%
Equal to or greater than 50%                   2.25%

          "Eurodollar Reserve Percentage" means the maximum reserve percentage in effect on the date LIBOR for such Interest Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" means any event specified in Section 7.1 of this Agreement, provided that any requirement in connection with such event for the giving of notice or lapse of time or any other condition has been satisfied.

          "Excess Cash Flow" means, for any period, the consolidated Cash Flow of the Borrower and its Subsidiaries minus their Fixed Charges.

          "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for the previous day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such previous day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such previous day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such previous day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

          "Fixed Charges" means, for any period, scheduled principal payments on long-term Indebtedness plus interest expenses.

          "Follow-Up Notice" has meaning assigned to it in Section 3.3(b) hereof.

          "Form 1001" has the meaning assigned to it in Section 3.11(f)(i)(B) hereof.

          "Form 4224" has the meaning assigned to it in Section 3.11(f)(i)(A) hereof.

          "Funded Debt" of a Person means, at any time, the total Indebtedness of such Person for borrowed money (other than Subordinated Indebtedness) at such date, whether then due and payable (including, without limitation, the Loans and the Canadian Loans).

          "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          "Governmental Authority" means any nation or government, any state, province, county, city or other political subdivision, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the EPA, the Surface Transportation Board and any state, provincial, local or other authorities exercising similar powers).


          "Hazardous Materials" means any substance or material (i) which is or becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance, under any Environmental Law; (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental

Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; (iv) which is deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties; (v) underground or aboveground storage tanks, whether empty, filled or partially filled with any substance; or (vi) which contains, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, crude oil or any fraction thereof.

          "Hazardous Materials Contamination" means the contamination (whether presently existing or hereafter occurring) of the buildings, facilities or improvements, air, soil, groundwater, surface water or other elements of any Property or other property as a result of the presence of Hazardous Materials on such Property at any time.

          "Indebtedness" means the total liabilities of a Person calculated in accordance with GAAP consistently applied.

          "Indemnified Parties" means collectively the Agent and each Lender and all of their respective directors, officers, employees, agents, successors, participants, attorneys and assigns.

          "Interest Coverage Ratio" means, for any period and for any Person, a ratio of EBITDA to actual interest expense on Indebtedness; the Interest Coverage Ratio to be measured quarterly on a rolling four quarter basis.

          "Interest Payment Date" means (i) with respect to any Prime Rate Loan, the last day of each calendar month, beginning with May 31, 1996 (or if any such date is not a Business Day, then the next preceding Business Day); (ii) with respect to any Acquisition Loan that is a Eurodollar Rate Loan, the date on which the related Interest Period ends; (iii) with respect to a Revolving Loan that is a Eurodollar Rate Loan, the date on which the Interest Period ends; and
(iv) as to all Loans, at maturity (the Acquisition Loans Maturity Date and the Revolving Termination Date).

          "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which such Loan is converted to such Eurodollar Rate Loan, and ending on the date one, two or three months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period for any Loans shall extend beyond the maturity date thereof.

          "Insolvency" and "Insolvent" mean, (a) with reference to a Person other than a partnership, such Person is insolvent hereunder if (i) the sum of its debts is greater than all of its properties, at a fair valuation, exclusive of any properties transferred, concealed, or removed with intent to hinder, delay, or defraud creditors, or (ii) it is generally not able to pay its debts as they become due; and (b) with reference to a partnership, a Person is insolvent hereunder if (i) its financial condition is such that the sum of its debts is greater than the aggregate of, at a fair valuation, (y) all of such partnership's properties exclusive of properties transferred, concealed or removed with intent to hinder, delay or defraud creditors of the partnership, and (z) the sum of the excess of the value of each general partner's non-partnership properties, exclusive of properties transferred, concealed or removed with intent to hinder, delay or defraud creditors, over such partner's non-partnership debts, or (ii) it is generally not able to pay its debts as they become due.

          "Interim Acquisition Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form attached hereto as Exhibit A, evidencing indebtedness of the Borrower to such Lender resulting from Acquisition Loans made by such Lender prior to the Term Periods pursuant to
Section 3.2(a), as the same may be replaced, renewed, extended, modified, supplemented or rearranged from time to time or at any time.

          "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" or "Eurodollar Lending Office," as the case may be, opposite its name on the signature pages hereof or such other office or offices of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Leverage Ratio" means the percentage determined by dividing the consolidated Funded Debt of the Borrower and its Subsidiaries by the consolidated Total Capitalization of the Borrower and its Subsidiaries.

          "LIBOR" means an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to the Agent by prime banks in the London Interbank market at a time on or about 9:00 a.m. (Houston, Texas time) (or as soon thereafter as practical) two Business Days before the first day of any Interest Period, and in accordance with the then existing practice in the London Interbank market for delivery of such deposits on the first day of such Interest Period in immediately available funds, in an amount approximately equal to the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan and for a period equal to such Interest Period.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it or he has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" means an Acquisition Loan or Revolving Loan; "Loans" means all of the Acquisition Loans and the Revolving Loans.

          "Loan Documents" means this Agreement, the Notes and any and all other documents and instruments executed in connection therewith or contemplated thereby.

          "Loan Formula" means at any time the sum of 65% of the Eligible Accounts of the Borrower and its Subsidiaries that are domiciled in the United States.

          "Majority Lenders" means at any time Lenders holding at least 67 percent of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, Lenders having at least 67 percent of the Commitments.

          "Mandatory Prepayment" means such payments from the Borrower to the Agent, for the account of the Lenders, as may be necessary to reduce the aggregate principal amount of indebtedness and liabilities of the Borrower under the Revolving Notes to an amount permitted by the Loan Formula and this Agreement.

          "MassMutual" means Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors or any affiliate of MassMutual and their respective assignees, if any.


          "MassMutual Agreement" means the Borrower's Note Agreement dated as of January 1, 1993, regarding: $5 million Senior Subordinated Notes due January 15, 2002.

          "MassMutual Debt" means the Subordinated Indebtedness issued pursuant to the MassMutual Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower or any of its Subsidiaries, or (b) the Borrower's ability to perform and pay the Obligations in accordance with the terms thereof or the Agent's and the Lenders' rights to enforce or collect the Obligations.

          "Maximum Rate" means the maximum lawful rate of interest permitted by applicable laws, now or hereafter enacted, which interest rate shall change when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective; provided, however, that the term "Maximum Rate" shall mean a rate of interest equal to five percentage points above the Prime Rate, as it varies, if there is no Maximum Rate under applicable laws.

          "Net Income" means, for any period, a Person's and its Subsidiaries' consolidated net income (or loss) after income and franchise taxes determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless and except to the extent received by such Person or its Subsidiaries in a cash distribution; and (b) to the extent not included in clause (a) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

          "Note" means an Acquisition Note or a Revolving Note; "Notes" means all of the Acquisition Notes and the Revolving Notes.

          "Notice of Borrowing" means a notice given by the Borrower to the Agent pursuant to Section 3.3, in substantially the form of Exhibit C attached hereto.

          "Notice of Conversion/Continuation" means a notice given by the Borrower to the Agent pursuant to Section 3.19 hereof, in substantially the form of Exhibit D hereof.

          "Notice Date" has the meaning assigned to it in Section 3.3 hereof.

          "Obligations" means all Loans and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and/or any of its Subsidiaries, or any of them, to any Lender, the Agent, or any of the Indemnified Parties under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, and whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, reasonable expenses, reasonable fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement, or any other Loan Document.

          "Other Taxes" has the meaning assigned in Section 3.11 (b) hereof.

          "Participant" has the meaning specified in Section 9.2 hereof.

          "Payment Default" means the Default set forth

in Section 7.1(a) hereof.

          "Permitted Liens" means (i) Liens created by this Agreement, or any other Loan Document, if any, (ii) Liens for taxes, assessments and other governmental charges not yet payable, or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of the Borrower or its Subsidiaries, as applicable, (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business, (iv) mechanics', materialmen's, warehousemen's, carriers', vendors' or other like Liens arising by operation of law in the ordinary course of business securing obligations which are not overdue, or which are being contested in good faith by appropriate proceedings and against which the Borrower or its Subsidiaries, as applicable, has provided adequate reserves in accordance with GAAP, (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower or its Subsidiaries or the value of such property and would not affect adversely a subsequent owner's use of such property for a similar purpose, (vi) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect, (vii) purchase money Liens or purchase money security interests on any asset acquired or held by the Borrower or its Subsidiaries as applicable, in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that any such Lien attaches to such asset concurrently with or within 30 days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money Liens or purchase money security interests shall not exceed the Indebtedness permitted under Section 6.1(v) hereof; (viii) pledges of cash collateral to secure separate Indebtedness of the Borrower to Wells Fargo otherwise permitted herein; (ix) Liens in favor of governmental agencies, in connection with government grants, on assets of the Borrower or its Subsidiaries, as applicable, as to which the grants are provided, and (x) Liens, if any, permitted by the Majority Lenders in writing.


          "Person" means any individual, trust, estate, association, joint venture, partnership, corporation, unincorporated business entity, government or any agency, instrumentality or political subdivision thereof, or other entity.

          "Plan" means any plan subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of its employees.

          "Prime Rate" means the variable per annum rate of interest most recently announced by Wells Fargo as its "prime rate," with the understanding that Wells Fargo's "prime rate" may be one of several base rates which serves as a basis upon which effective rates of interest from time to time are calculated for loans making reference thereto and may not be the lowest of Wells Fargo's base rates.

          "Prime Rate Loan" means a Loan bearing interest based on the Prime Rate plus the Prime Rate Margin.

          "Prime Rate Margin" means, with respect to Prime Rate Loans, the specified percentage ("x") set forth below based on the Leverage Ratio as measured at the end of each calendar quarter throughout the term hereof as specified in the definition of Applicable Percentage:

                 Leverage Ratio            Prime Rate Margin
                 --------------            -----------------

                 Less than 45%                   0.0%
                 45% to 49.9%                    0.25%
                 Equal to or greater than 50%    0.50%

          "Property" means any right or interest of the Borrower or any of its Subsidiaries in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "RailTex Canada" means RailTex Canada, Inc., an Ontario corporation and a Subsidiary of the Borrower.

          "Regulation D" means Regulation D of the Federal Reserve Board, 12 C.F.R., Part 204.

          "Regulation G" means Regulation G of the Federal Reserve Board, 12 C.F.R., Part 207.

          "Regulation T" means Regulation T of the Federal Reserve Board, 12 C.F.R., Part 220.

          "Regulation U" means Regulation U of the Federal Reserve Board, 12 C.F.R., Part 221.

          "Regulation X" means Regulation X of the Federal Reserve Board, 12 C.F.R., Part 224.

          "Responsible Officer" means, with respect to (i) any corporation, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer and the controller, and
(ii) any partnership, the aforementioned officers of (x) such partnership's corporate managing partner or (y) in the event the managing partner is a partnership, such partnership managing partner's corporate managing partner.

          "Revolving Loan" means an extension of credit by a Lender to the Borrower pursuant to Section 3.1 hereof for the purpose of providing working capital; "Revolving Loans" means all extensions of credit by the Lenders to the Borrower pursuant to Section 3.1 hereof.

          "Revolving Loan Commitments" means the commitments of the Lenders to make Revolving Loans pursuant to Section 3.1 in the maximum aggregate amount of $10,000,000 and Revolving Loan Commitment means, for each Lender, such Lender's commitment to make Revolving Loans in an aggregate amount equal to its Commitment Percentage of the Revolving Loan Commitments which Revolving Loan Commitment for each Lender is set forth opposite such Lender's name in Schedule
1.2 hereto under the heading "Revolving Loan Commitment", as the same may be reduced or adjusted as a result of one or more assignments pursuant to Article 9 hereof or otherwise pursuant to the terms and provisions hereof.

          "Revolving Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form attached hereto as Exhibit E, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made and to be made by such Lender from time to time in accordance with Section 3.1 of this Agreement, as the same may be replaced, renewed, extended, modified, supplemented or rearranged from time to time or at any time.

          "Revolving Termination Date" means the earliest to occur of (i) April 30, 1999, (ii) the date on which the Revolving Notes are accelerated pursuant to the terms hereof, and (iii) the date on which the Revolving Loan Commitment is terminated pursuant to the terms hereof.

          "Rollover Date" means each April 30 of 1997, 1998 and 1999.

          "Senior Indebtedness" means any Indebtedness that does not fall within the definition of "Subordinated Indebtedness" as such term is defined herein.

          "Senior Notes" means the $40,000,000 of 7.23% (due September 1, 2005) and Cdn $15,000,000 of 9.21% (due September 1, 2005 and October 11, 2005) senior unsecured notes, each due in a single installment of principal, and each issued pursuant to a Note Agreement dated as of September 1, 1995 (copies of which have been delivered to the Agent and the Lenders on or before the date of issuance). The repayment of the Cdn $ Senior Notes is guaranteed by the Borrower.

          "Subordinated Indebtedness" means the Indebtedness of a Person, calculated in accordance with GAAP consistently applied, heretofore or hereafter incurred, that, by the express terms of the instrument evidencing or creating such Indebtedness or by the terms of a subordination agreement in form and substance satisfactory to the Majority Lenders, is validly and effectively made subordinate and subject in right to payment, to whatever extent the Majority Lenders may require, to the prior payment of the Obligations to the Lenders.

          "Subsidiary" means as to any Person, (i) a corporation, limited liability company or similar entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (ii) any partnership, association, joint venture or other entity of which such Person or any Subsidiary has more than 50% of the equity interest at the time. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and to Subsidiaries of such Subsidiaries.

          "Tangible Net Worth" of a Person means, at any time, the total assets of such Person less the total liabilities of such Person as set forth on its balance sheet at such date, prepared in accordance with GAAP consistently applied, plus the non-current portion of any Subordinated Indebtedness of such Person (being the portion of such Subordinated Indebtedness maturing one year or more from the date of calculation), except that the sum of the following shall be excluded therefrom: (i) goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisition of Subsidiaries in excess of the replacement cost of underlying tangible assets, (ii) any amounts by which investments in Persons appearing on the asset side of such balance sheet exceed the proportionate share of such Person and its Subsidiaries in the book value of the assets of such Persons, (iii) patents, trademarks, copyrights, deferred charges (including, but not limited to, unamortized discount and expenses, organizational expenses, experimental and developmental expenses, but excluding prepaid expenses), intangibles and other similar assets, and (iv) any treasury stock.


          "Taxes" has the meaning assigned in Section 3.11(a) hereof.

          "Term Acquisition Loans" means Acquisition Loans outstanding during the Term Periods; "Term Acquisition Loan" means one of the Term Acquisition Loans.

          "Term Acquisition Note" means a promissory note of the Borrower payable to the order of a Lender in substantially the form attached hereto as Exhibit A-1, evidencing Acquisition Loans during a Term Period, as the same may be replaced, renewed, extended, modified, supplemented or rearranged from time to time or at any time.

          "Term Period" means the period of time commencing on a Rollover Date and ending on the Acquisition Loans Maturity Date.

          "Total Capitalization" of a Person means, at any time, the sum of the Funded Debt of such Person at such date plus the Tangible Net Worth of such Person at such date.

          "UCC" means the Texas Business and Commerce Code as presently enacted or hereafter amended.

          "Wells Fargo" means First Interstate Bank of Texas, N.A., a national banking association, its successors and assigns.


ARTICLE 2  REPRESENTATIONS AND WARRANTIES.

    The Borrower represents, warrants and agrees as follows:

    Section 2.1 Corporate Authority. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed, qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such licensing and qualification, and has all powers and all permits, consents and authorizations necessary to own and operate its properties and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by the Borrower, the Borrowings hereunder and the execution and delivery of the Notes and the other Loan Documents by the Borrower and its Subsidiaries which are a party thereto, (i) have been duly authorized by proper corporate proceedings, and (ii) will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries, as the case may be, or of any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree, binding upon the Borrower or any of its Subsidiaries, as the case may be. No consent of the Borrower's or any of its Subsidiaries' shareholders or any holder of any Indebtedness of the Borrower or any of its Subsidiaries or any other Person is required as a condition to the validity of this Agreement or any other Loan Document, except such as has been obtained. This Agreement, the Notes, and the other Loan Documents, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower and its Subsidiaries that are a party thereto in accordance with their respective terms.

          Section 2.2 Financial Statements. The audited annual financial statements of the Borrower and its Subsidiaries at December 31, 1995 and the unaudited financial statements of the Borrower and its Subsidiaries for the month ended March 31, 1996, respectively, and the related statements of income and retained earnings and cash flow for the periods then ended, copies of which have been delivered to the Agent and the Lenders, fairly present the financial position of the Borrower and its Subsidiaries at December 31, 1995 and March 31, 1996, respectively, and the results of their operations and the changes in their financial position for the periods then ended in conformity with GAAP applied on a basis consistent with the preceding period. Such financial statements are true and correct and have been prepared in accordance with GAAP consistently followed throughout the periods involved. No Material Adverse Effect has occurred since December 31, 1995.

          Section 2.3 Governmental Approvals. No approvals of any Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries are necessary to permit the Borrower and its Subsidiaries to enter into this Agreement, the Notes and the other Loan Documents, to borrow hereunder and to grant security and guaranty as provided herein.

          Section 2.4 Litigation. There is no suit, action, investigation, inquiry or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court or other Governmental Authority, which if adversely determined, (i) would subject the Borrower or any of its Subsidiaries to any liability not fully covered by insurance (subject to reasonable and customary deductibles), and (ii) would have a Material Adverse Effect.

          Section 2.5 No Event of Default. No Default or Event of Default has occurred and is continuing.

          Section 2.6 Use of Proceeds. The proceeds of the Revolving Loans made pursuant to Section 3.1 hereof shall be used by the Borrower to provide working capital for general corporate operating purposes (including loans for subsidiary working capital). The proceeds of the Acquisition Loans made pursuant to Section 3.2 hereof have been or, as applicable, shall be used by the Borrower (i) to finance future acquisitions of short-line railroads, locomotives and railcars (including Eligible Acquisition Costs), and (ii) to refinance the acquisition cost of locomotives and/or railcars previously purchased for cash. All Loans evidenced by the Notes are and shall be "business loans," as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code, Regulation Z promulgated by the Federal Reserve Board, and Titles I and V of the Consumer Credit Protection Act.

          Section 2.7  Properties, Locations and Offices.   Each of the Borrower
and its Subsidiaries has and will continue to have title to all of its assets and Properties, free and clear of all Liens, except for Permitted Liens. The chief executive offices of the Borrower and each of its Subsidiaries domiciled in the United States are located in San Antonio, Bexar County, Texas.

          Section 2.8 Status. The Borrower is not subject to regulation as a "public utility" or "public service corporation" or the equivalent by any Governmental Authority. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utilities Holding Company Act of 1935, as amended.

          Section 2.9 Tax Returns. Each of the Borrower and its Subsidiaries has filed all United States and Canadian, as applicable, tax returns and all city, state, provincial and foreign tax returns required to be filed by it and has paid, or made provisions for the payment of, all taxes which have become due pursuant to any such return or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes and assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, and such returns properly reflect any United States income tax, foreign tax, state tax, city tax, and/or Canadian tax and provincial tax, as applicable, of the Borrower or its Subsidiaries, as the case may be, for the periods covered thereby.

          Section 2.10 Availability of Records. The Borrower will, and will cause each of its Subsidiaries to, permit any representative, accountant, officer, employee, or attorney of the Agent or any Lender to (i) visit and inspect any of the Properties of the Borrower and its Subsidiaries, or any of them, (ii) examine the books and financial records of the Borrower and its Subsidiaries, or any of them (iii) verify the due investment and application of the proceeds of the Notes in accordance with Section 2.6 hereof, and (iv) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries or any of them with their respective officers and independent certified public accountants, all at such reasonable times and during reasonable business hours, and as often as the Agent or any Lender may deem necessary.

          Section 2.11 Regulations U and X. No part of the proceeds received by the Borrower hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purpose of purchasing or carrying, any "margin stock," as such term is defined in Regulation U. No part of the proceeds received by the Borrower from the loans made hereunder will be used for any purpose which violates Regulation X.

          Section 2.12 Subsidiaries. The Borrower has no investments in any Person (other than Cash Equivalents) and has no Subsidiaries except those Subsidiaries described on Schedule 2.12 hereto.

          Section 2.13 ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and, to the best of the Borrower's knowledge, no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower or any of its Subsidiaries.

          Section 2.14 Solvency. The Borrower is not, either individually or on a consolidated basis with its Subsidiaries, Insolvent, and, after giving effect to the transactions contemplated hereby and by the other Loan Documents, neither the Borrower nor any of its Subsidiaries will become Insolvent as a result thereof. Each of the Borrower and its Subsidiaries is and will be able to pay its debts as they become due, and has and will have capital sufficient to carry on its business and all businesses in which it is about to engage.

          Section 2.15  Environmental Condition of the Property.

             (a) The location, construction, occupancy, operation, condition and use of the Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including without limitation all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws, the violation of which could reasonably be expected to result in a Material Adverse Effect.

             (b) Neither the Property nor the Borrower nor any of its Subsidiaries is subject to any existing, pending or threatened investigation, request for information, administrative or consent order or agreement, litigation or settlement by any Governmental Authority or subject to any investigatory or remedial obligations under any Environmental Laws or the common law with respect to the presence or suspected presence of Hazardous Materials Contamination that could reasonably be expected to result in a Material Adverse Effect.

             (c) The Property is not currently on, and to Borrower's knowledge, has never been on, any federal or state "superfund" or "superlien" list or registry.

          Section 2.16 Compliance. The Borrower and each of its Subsidiaries is in compliance in all respects with all applicable governmental approvals and laws, ordinances and regulations, including without limitation, Environmental Laws and zoning, land use, and building laws, ordinances and regulations, except to the extent that such non-compliance would not have a Material Adverse Effect; and the Borrower has no knowledge of any notices of violations of any such laws, ordinances or regulations issued by any Governmental Authority having jurisdiction over the Property or the Borrower or any of its Subsidiaries.

          Section 2.17 Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender for purposes of or in connection with this Agreement, the Notes, and the other Loan Documents, or any transaction contemplated therein is, and all other such information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender will be, true and accurate on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.


ARTICLE 3  THE CREDIT FACILITY.

          Section 3.1 Revolving Loans. Subject to, and upon the terms, conditions, covenants and agreements contained herein, each Lender severally agrees to make Revolving Loans to the Borrower, at any time and from time to time, prior to the Revolving Termination Date, equal to its Commitment Percentage of such amounts as the Borrower may request, up to but not exceeding an aggregate principal sum at any time outstanding equal to the lesser of (i) such Lender's Revolving Loan Commitment and (ii) the product determined by multiplying such Lender's Commitment Percentage times the Available Credit; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all Revolving Loans outstanding at any time shall not exceed the amount arrived at by the computation provided for in the Loan Formula. Within such limits and during such period, the Borrower may borrow, repay and reborrow hereunder. All loans hereunder shall be evidenced by each such Lender's Revolving Note. Subject in all events to the provisions of
Section 12.6 hereof, all past due principal and interest of the Revolving Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the Default Rate, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

          Each advance and each payment of principal and interest under the Revolving Notes shall be evidenced by notations made by the Agent in its business records. The amounts of principal and interest reflected in the Agent's business records shall be conclusive evidence absent manifest error of amounts owing and unpaid on the Revolving Loans; provided, however, that the failure of the Agent to make, or an error in making, a notation with respect to any Revolving Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Revolving Note to each Lender.

          The then outstanding principal amount of the Revolving Notes together with all accrued unpaid interest thereon shall be immediately due and payable on the Revolving Termination Date.

          Interest on the Revolving Notes, prior to the maturity or default, shall be due and payable as provided in Section 3.13 hereof (and the Borrower agrees to pay the same).

          Section 3.2  Acquisition Loans.

          (a) Origination. Subject to, and upon the terms, conditions, covenants and agreements contained herein, each Lender severally agrees to make Acquisition Loans to the Borrower at any time, and from time to time, prior to the Acquisition Loan Termination Date, in such amount as the Borrower may request up to such Lender's Commitment Percentage of 100% of the cost of the acquisition of the (y) short-line railroad (or short-line railroads, if more than one short-line will be acquired on the same day), including the Eligible Acquisition Costs relating thereto, and/or (z) locomotives and/or railcars, being acquired or refinanced after a purchase with the proceeds of such Acquisition Loan; provided, however, that after giving effect to any Borrowing of Acquisition Loans, the aggregate principal amount of all Acquisition Loans shall not exceed the total Acquisition Loan Commitments. Prior to the Acquisition Termination Date and within the limits of each Lender's Acquisition Loan Commitment and each Lender's Commitment Percentage, the Borrower may borrow, repay, and reborrow, hereunder, so long as the aggregate principal amount advanced by the Lenders under this Section 3.2 and outstanding at the time of the request does not exceed the Acquisition Loan Commitments. Each such Acquisition Loan made by a Lender shall be evidenced initially by an Interim Acquisition Note payable to the order of the respective Lender in the face amount of such Acquisition Loan.

          Subject in all events to the provisions of Section 12.6 hereof, all past due principal and interest, whether due as a result of acceleration of maturity or otherwise, shall bear interest at the Default Rate from the date payment thereof shall have become due until the same have been discharged fully by payment. All Acquisition Loans and all payments of principal and interest with respect to all Acquisition Loans shall be evidenced by notations made by the Agent in its business records. The amounts of principal and interest reflected in the Agent's business records shall be conclusive evidence absent manifest error of amounts owing and unpaid on the Acquisition Loans; provided, however, that the failure of the Agent to make, or an error in making, a notation thereon with respect to any Acquisition Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Acquisition Note to each Lender.

          Interest on the Interim Acquisition Notes shall be due and payable as provided in Section 3.13 hereof (and the Borrower agrees to pay the same).

          (b) Rollover into a Term Acquisition Note. On each Rollover Date, any outstanding Interim Acquisition Loans shall be converted into Term Acquisition Loans evidenced by a Term Acquisition Notes, which shall be repayable according to the terms set out below.

          The Borrower shall pay to the Agent for the account of the Lenders accrued but unpaid interest on each Interest Payment Date and the outstanding principal of each Term Acquisition Note as follows:

               Commencing on the first July 31 occurring in the Term Period for each one of the Term Acquisition Notes and continuing until the Acquisition Loans Maturity Date, in installments at the end of each third calendar month, all of such installments, except for the last, being in substantially equal amounts calculated to fully amortize the principal evidenced by each such Term Acquisition Note assuming 24 equal quarterly payments with the last and final installment occurring at the Acquisition Loans Maturity Date and being in the amount of the then remaining unpaid principal balance thereof.

     Section 3.3  Advances/Fundings.

          (a) Revolving Loans. Each Borrowing of Revolving Loans shall be made upon the irrevocable written notice of a Borrower in the form of a Notice of Borrowing which notice must be received by the Agent prior to 11:00 a.m. (Houston, Texas time), (A) three (3) Business Days prior to the requested borrowing date, in the case of Eurodollar Rate Loans and (B) one (1) Business Day prior to the requested borrowing date, in the case of Prime Rate Loans (a "NOTICE DATE"), specifying: (i) the requested date of Borrowing, which shall be a Business Day; (ii) the total amount of the Borrowing, which shall be in an aggregate minimum principal amount of $100,000 and in an integral multiple of $100,000 above such amount; (iii) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Prime Rate Loans; (iv) the duration of the Interest Period applicable to such Revolving Loans included in such notice, subject to the definition of Interest Period (if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Eurodollar Rate Loans, such Interest Period shall be three months); and (v) the aggregate amount of all Revolving Loans to be outstanding on the date of the applicable Borrowing (including requested Loans); provided, however, that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent as aforesaid not later than 11:00 a.m. (Houston, Texas time) one Business Day before the Closing Date and such Borrowings will consist of Prime Rate Loans only.

     The provisions of Section 3.3(a) of this Agreement notwithstanding, if the Borrower shall not have given a timely Notice of Conversion/Continuation to be made on the last day of any Interest Period for outstanding Eurodollar Rate Loans, then unless the Agent shall have received notice that a Borrower elects not to make or continue a Borrowing on such day (such notice to have been received at least three Business Days prior to such day) the Agent shall be deemed to have received a Notice of Conversion/Continuation from the Borrower requesting Prime Rate Loans to be made on such day in an amount equal to the amount of such outstanding Eurodollar Rate Loans reduced to the extent necessary to reflect any reductions of the Revolving Loan Commitments on or prior to such day.

     The Borrower may request, collectively, up to a maximum number of three Borrowings that are Eurodollar Rate Loans under the Revolving Loan Commitments be made on the same date; provided, however, that each Borrowing is in the minimum amount required under clause

(ii) of Section 3.3(a) of this Agreement and that the total number of Borrowings that are Eurodollar Rate Loans outstanding at any one time may not exceed five.

          (b) Acquisition Loans. Requests for funding of Interim Acquisition Loans may be made by written request in the form of a Notice of Borrowing signed by a Responsible Officer of the Borrower and delivered to the Agent by mail or by personal or overnight delivery or by facsimile, together with the documents and instruments required pursuant to Article 4 hereof. The aggregate amount of Interim Acquisition Loans advanced and outstanding at any time may not exceed the Acquisition Loan Commitments. The Notices of Borrowing with respect to each request for an Acquisition Loan must be received by the Agent prior to 11:00 a.m. (Houston, Texas time) on a day which is at least five Business Days prior to the requested borrowing date (a "NOTICE DATE") specifying (i) the date of the Borrowing, which shall be on or before the Acquisition Termination Date, and in each instance shall be a Business Day, (ii) the amount of the Borrowing, which shall be in a minimum principal amount of $1,000,000, (iii) (if determined) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Prime Rate Loans, (iv) (if determined) the duration of the Interest Period applicable to such Eurodollar Rate Loans included in such notice, subject to the definition of Interest Period (if the Notice of Borrowing shall fail to specify the duration of the Interest Period and if the Borrowing is comprised of Eurodollar Rate Loans or if no Follow-up Notice shall have been given, such Interest Period shall be three months), and (v) a certification to the Agent that the requested Loans will not exceed the Borrowings permitted pursuant to Section 3.1 of this Agreement. If the Borrower has not specified in the Notice of Borrowing whether the requested Interim Acquisition Loans will be Eurodollar Rate Loans or Prime Rate Loans, the Borrower shall give the Agent a follow-up notice ("FOLLOW-UP NOTICE") to be received by Lender prior to 11:00 a.m. (Houston, Texas time) three business Days prior to the requested date if it desires Eurodollar Rate Loans specifying (i) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Prime Rate Loans and (ii) the duration of the Interest Period applicable to such Eurodollar Rate Loan included in such notice, subject to the definition of Interest Period (if the Follow-up Notice shall fail to specify the duration of the Interest Period for any Eurodollar Rate Loans, such Interest Period shall be three months); and if no such Follow-Up Notice is received, the requested Interim Acquisition Loans shall be Prime Rate Loans. Upon receipt of the Notice of Borrowing or Follow-up Notice, the Agent shall notify each Lender thereof (within one Business Day after such receipt) and of the amount of such Lender's Commitment Percentage of the Borrowing. Each Lender will make the amount of its Commitment Percentage of such Borrowing available to the Agent for the account of the Borrower at the office specified by the Agent in Section 12.7 for payment by 11:00 a.m. (Houston, Texas time) on the borrowing date requested by the Borrower and in funds immediately available to the Agent. Unless any applicable condition specified in Article 4 has not been satisfied, the proceeds of such Interim Acquisition Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     Section 3.4  Optional Prepayments; Permanent Reductions of Commitments.

          (a) Acquisition Loans. The Borrower, at its option, at any time in the case of Prime Rate Loans and upon at least three Business Days' prior written notice to the Agent in the case of Eurodollar Rate Loans, without premium or penalty (but subject to Section 3.17 hereof), may prepay the Acquisition Loans, or any of them, and/or, subject to payment of the amount, if any, necessary to reduce the outstanding principal balance of the Acquisition Loans to an amount equal to or less than the amount specified in such notice, permanently reduce the aggregate amount of the Acquisition Loan Commitments at any time prior to maturity, upon payment of all accrued unpaid interest to the date of prepayment on the unpaid principal amount to be paid. Each prepayment of principal shall be applied to the Acquisition Loans selected by the Borrower and shall be applied in inverse order of maturity. Such notice of prepayment shall specify the date and amount of such prepayment. Such notice shall not thereafter be revocable by the Borrower, and the Agent shall notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment (within one Business Day after receipt of such notice). If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice, together with accrued interest to each such date on the amount prepaid, shall be due and payable on the date specified therein.

          (b) Revolving Loans. The Borrower, at its option, without notice in the case of Prime Rate Loans and upon three Business Days' notice to the Agent in the case of Eurodollar Rate Loans, without premium or penalty (but subject to Section 3.17 hereof and except as otherwise provided in the next sentence of this Section), may prepay the Revolving Notes, in full at any time or from time to time in part, and, at its option, upon at least 15 Business Days' prior written notice to the Agent, without premium or penalty, may permanently reduce the aggregate amount of the Revolving Loan Commitments at any time prior to maturity upon payment of the amount, if any, necessary to reduce the outstanding principal balance of the Revolving Notes to an amount equal to or less than the amount specified in such notice, plus accrued interest to the date of such payment on the portion of the unpaid principal amount thereof to be paid; provided, however, that because the Revolving Notes are master revolving credit notes, the Revolving Notes shall remain in full force and effect until terminated as provided therein or until, at a time when no amounts, principal, interest or otherwise, are then owing, the Borrower releases the Lenders from any obligation to make loans pursuant thereto. Each prepayment of principal shall be applied to the Revolving Loans on a ratable basis. If a notice of permanent reduction is given, the Borrower shall make such prepayment and the payment amount specified in such notice, together with accrued interest to each such date on the amount prepaid, shall be due and payable on the date specified therein.

     Section 3.5  Mandatory Prepayments.

          (a) Sales and Dispositions. If the Borrower, or any of its Subsidiaries, sells or otherwise disposes of any assets or property (including, without limitation, the capital stock of any of the Borrower's Subsidiaries), other than (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of equipment that is not necessary or desirable to the conduct of the Borrower's and its Subsidiaries' business in the ordinary course of business, and (iii) the sale of assets (excluding the capital stock of any of the Subsidiaries) having a market value of $500,000 or less individually and $2,500,000 or less in the aggregate in any one fiscal year, which sale, disposition, sales, or dispositions (other than those described in clauses (i), (ii) and (iii) above and other than sales or dispositions of those assets and properties described on Schedule 6.5 attached hereto) shall occur only upon the Borrower's receipt of the prior written consent of the Majority Lenders, the Borrower shall make a mandatory prepayment to the Agent in an amount equal to the gross proceeds of such sale or disposition less the reasonable costs of such sale or disposition. Each mandatory prepayment under this Section 3.5(a) shall be applied ratably, first, to the Acquisition Loans in the inverse order of maturity, and, second, to the Revolving Loans.

          (b) Loan Formula. At the same time a Compliance Certificate is required to be delivered pursuant to Subsection 5.1(e) hereof, the Borrower will pay the Mandatory Prepayment, if any.

     Section 3.6  Fees.

          (a) Closing Fee. For and in consideration of the Lenders' agreement to participate in and provide the sum of the Revolving Loan Commitment and the Acquisition Loan Commitment, the Borrower shall pay to the Agent, on the Closing Date, for the benefit of the Lenders, as a previously agreed to non-refundable commitment fee, the sum of $170,000.

          (b) Facility Fee. The Borrower further agrees to pay the Agent for the benefit of each Lender a commitment fee on the average daily unused portion of such Lender's Revolving Loan Commitment and Acquisition Loan Commitment equal to 1/4 of one percent per annum. Such commitment fee shall accrue with respect to the Revolving Loan Commitment and the Acquisition Loan Commitment from the date hereof to the date the Commitments are terminated, shall be payable quarterly in arrears, as to each calendar quarter (or portion thereof), within 30 days after the last day of each calendar quarter, commencing on that date which is 30 days after the last day of the calendar quarter in which this Agreement is executed, and on the date the Commitments are terminated.

          (c) Agency Fee. The Borrower further agrees to pay to the Agent, for the Agent's sole account, an agency fee of $50,000 per annum. Such agency fee shall be payable quarterly in arrears, as to each calendar quarter (or portion thereof), within 30 days after the last day of each calendar quarter, commencing on that date which is 30 days after the last day of the calendar quarter in which this Agreement is executed, and on the date the Notes are fully and finally paid.

          (d) Computation of Fees. All periodic fees shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed. Fees shall accrue during each period during which they are computed from and including the first day thereof but excluding the last day thereof.

     Section 3.7  Payments.

          (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent at the Agent's office referred to in
Section 12.7 in U.S. Dollars and in immediately available funds no later than 11:00 a.m. (Houston, Texas time). Any payment which is received by the Agent later than 11:00 a.m. (Houston, Texas time) shall be deemed to have been received on the immediately succeeding Business Day. Interest shall cease to accrue on any principal as of the end of the day immediately preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by the Agent. The Agent shall distribute such payments that are for the benefit of the Lenders, in like funds as received, pro rata to each Lender in accordance with such Lender's Commitment Percentage of such principal, interest, fees or other amounts. Each Lender's pro rata part of each such payment or prepayment shall be distributed in like funds to such Lender promptly, and in any event by 2:00 p.m. (Houston, Texas time) on the day such payments or prepayments are deemed hereunder to have been received by the Agent. If the Agent fails to transfer any principal amount to any Lender within the time period provided above, then interest shall accrue thereon at the Federal Funds Rate from the day such payment or prepayment is deemed hereunder to have been received by the Agent until the date distributed to such Lender, payable upon demand to such Lender by the Agent.

          (b) Whenever any payment of principal of or interest on any Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall be payable for such extended time at the rate of interest with respect thereto in effect at the due date; provided, however, that if such extension would cause payment of interest on, or principal of, Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the Business Day such amount is distributed to such Lender (or, if such payment is not received by such Lender before 12:00 noon Houston, Texas time on such Business Day, then from the first Business Day thereafter) until the date such Lender repays such amounts to the Agent, at the Federal Funds Rate as in effect on such date.

     Section 3.8  Payments by the Lenders to the Agent.

          (a) Each Lender shall make available to the Agent in immediately available funds for the account of the Borrower the amount represented by its Commitment Percentage of any Borrowing.

          (b) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make a Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     Section 3.9  Computation of Interest.

          (a) All computations of interest under this Agreement (i) relating to Prime Rate Loans, shall be made on the basis of a year of 365 days and paid for the actual number of days elapsed and (ii) relating to Eurodollar Rate Loans, shall be made on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest shall accrue during each period during which interest is computed from and including the first day thereof to but excluding the last day thereof.

          (b) The Agent shall, as soon as practicable, notify the Borrower and the Lenders of each determination of a Eurodollar Rate; provided that any failure to do so shall not relieve the Borrower of any liability hereunder. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Liabilities, the Eurodollar Reserve Percentage, or the Prime Rate shall become effective as of the opening of business on the day of which such change in the Eurocurrency Liabilities, the Eurodollar Reserve Percentage, or the Prime Rate shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change; provided that any failure to do so shall not relieve the Borrower of any liability hereunder.

          (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          (d) The Borrower will not be required to maintain any deposit as a condition for the borrowings hereunder.

     Section 3.10 No Default. The Agent and the Lenders may, but shall not be required to, make or continue any advance under the Revolving Loan Commitment or the Acquisition Loan Commitment if an event has occurred and is continuing which constitutes an Event of Default or a Default.

     Section 3.11  Taxes.

          (a) Subject to Section 3.11(g), any and all payments by the Borrower to each Lender or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) Subject to Section 3.11(g), the Borrower will indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

          (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 3.11(g),

               (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,


                (ii) the Borrower shall make such deductions, and

               (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (f) Each Lender which is a foreign person (a person other than a United States person for United States Federal income tax purposes) hereby agrees that:

               (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 9.1 hereof after the Closing Date, the date upon which such Lender becomes a party hereto), deliver to the Borrower through the Agent:

               (A) if any Lending Office is located in the United States, two
          (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and/or

               (B) if any Lending Office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto("Form 1001"), in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax;

               (ii) if at any time such Lender changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by such Lender hereunder:

               (A) if such changed or additional Lending Office is located in the United States, two (2) accurate and complete signed originals of Form 4224; or

               (B) otherwise, two accurate and complete signed originals of Form 1001,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

               (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

               (iv) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (g) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.11(d) to any Lender for the account of any Lending Office of such Lender:

               (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.11(f) in respect of such Lending Office;

               (ii) if such Lender shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to Section 3.11(f)(i)(A) and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

               (iii) if such Lender shall have delivered to the Borrower a Form 1001 in respect of such Lending Office pursuant to Section 3.11(f)(i)(B) and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (h) If, at any time, the Borrower requests any Lender to deliver any forms or other documentation pursuant to Section 3.11(f)(iv), then the Borrower shall, on demand of such Lender through the Agent, reimburse such Lender for any costs or expenses reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

          (i) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to Section 3.11(d), then such Lender shall use its best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          (j) The agreements and obligations of the Borrower contained in this
Section 3.11 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.

     Section 3.12 Capital Adequacy. If with respect to all or any portion of any Loan, any future law, rule, regulation or guideline regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now existing or hereafter imposed by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof and applicable generally to Persons of a type similar to Lenders, regarding capital adequacy (whether or not having the force of law) shall result in a reduction in the rate of return on such Lender's capital as a consequence of such Lender's obligations under this Agreement to a level below that which such Lender otherwise could have achieved by an amount reasonably determined by such Lender to be material (and such Lender may, in determining such amount, utilize reasonable assumptions and allocations of costs and expenses and may use any reasonable averaging or attribution method), then (unless the effect of such event is already reflected in the rate of interest then applicable hereunder) such Lender shall notify the Borrower and the Agent and deliver to the Borrower and the Agent a certificate setting forth in reasonable detail the calculation of the amount necessary, on a monthly basis, to compensate such Lender therefor, and the Borrower shall pay such amount to such Lender each month thereafter, as necessary, together with the scheduled payments of principal and interest hereunder, commencing within ten days after demand.

     Section 3.13  Interest.

          (a) Subject to Section 3.13(c) of this Agreement, each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the lesser of (i) the Maximum Rate, on the one hand, and (ii) the Eurodollar Rate or the Prime Rate, as the case may be, plus the Applicable Percentage, on the other hand (any interest rate referred to in this Section 3.13(a) and the Default Rate are collectively referred to in Section 3.14 as the "ACCRUAL RATE").

          (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date, and for Prime Rate Loans, on each Conversion Date in respect thereof. Interest shall also be payable on the date of any prepayment of Loans pursuant hereto for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

          (c) During the continuation of any Event of Default or after acceleration, the Borrower shall pay interest (after, as well as before, judgment to the extent permitted by law) on the principal amount of its Loans due and unpaid at the Default Rate.

     Section 3.14 Interest Recapture. Notwithstanding the foregoing, if at any time the Accrual Rate shall exceed the Maximum Rate and thereafter the Accrual Rate shall be less than the Maximum Rate, the rate of interest payable under the Revolving Note and the Acquisition Notes shall be the Maximum Rate until such time as each such Lender shall have received the amount of interest it would otherwise have received if the rate of interest payable under the Revolving Note and the Acquisition Notes had not been limited by the Maximum Rate during the period of time the Accrual Rate exceeded the Maximum Rate.

     Section 3.15  Illegality.

          (a) If the introduction of any Requirement of Law, or any change in or in the interpretation or administration thereof, shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or such Lender's Lending Office to make Eurodollar Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent (specifying such details as it may lawfully make available), the obligation of such Lender to make Eurodollar Rate Loans shall be suspended until such notifying Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

         (b) If it shall be unlawful for any Lender to maintain any Eurodollar Rate Loan, the Borrower shall, at the option of the Borrower, either (i) prepay in full all Eurodollar Rate Loans of such Lender then outstanding or (ii) convert such Eurodollar Rate Loans of such Lender then outstanding to Prime Rate Loans, together with interest accrued but unpaid thereon, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.16 hereof.

          (c) Before giving any notice to the Agent pursuant to this Section 3.15, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     Section 3.16  Increased Cost and Reduced Return.

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs, or the Borrower shall not thereafter request or maintain any Eurodollar Rate Loans. If any Eurodollar Rate Loans are outstanding on the effective date of any items referred to in clauses (i) or
(ii) of the preceding sentence, the Borrower may either (i) prepay any Eurodollar Rate Loans of such Lender then outstanding or (ii) convert such Eurodollar Rate Loans of such Lender then outstanding to Prime Rate Loans, together with interest accrued but unpaid thereon and if the date of prepayment or conversion is other than the last day of the Interest Period(s) relating thereto, together with amounts required to be paid pursuant to Section 3.17 hereof.

          (b) The provisions of this Section 3.16 are subject in their entirety to the provisions of Section 12.6 of this Agreement.


     Section 3.17 Funding Losses. Subject to the provisions of Section 12.6 of this Agreement, the Borrower agrees to reimburse each Lender for, and to hold such Lender harmless from, any loss or expense which such Lender may sustain or incur as a consequence of:

          (a) the Borrower's failure to make any payment or prepayment of principal with respect to any Eurodollar Rate Loan (including payments made after any acceleration thereof),

          (b) the Borrower's failure to borrow, continue or convert a Loan after either Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation,

          (c) the Borrower's failure to make any prepayment after the Borrower has given a notice in accordance with Section 3.4 of this Agreement,

          (d) any prepayment (whether optional or mandatory under the terms of this Agreement) of a Eurodollar Rate Loan (other than a mandatory repayment by the Borrowers of a Eurodollar Rate Loan required pursuant to the terms of
Section 3.15(b)) on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, and/or

          (e) any conversion (whether optional or mandatory under the terms of this Agreement) of a Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     A certificate of each Lender, respectively, with respect to amounts owing under this Section 3.17 shall be conclusive absent manifest error.

     This covenant shall survive termination of this Agreement and the Loan Documents and repayment of the Loans. Each Lender will use its best efforts to advise the Borrower of any reimbursement obligation owing to it within 90 days after the termination of this Agreement.

     Section 3.18 Eurodollar Rate Protection. In the event that the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, for any reason, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to a proposed Loan that the Borrower has requested be made as a Eurodollar Rate Loan, the Agent shall forthwith give telex or telecopy notice of such determination to the Borrower and each Lender at least one day prior to the proposed borrowing date for such Eurodollar Rate Loan. If such notice is given, any requested Eurodollar Rate Loan shall be made as a Prime Rate Loan. Until such notice has been withdrawn by the Agent, in writing, no further Eurodollar Rate Loans at the indeterminate rate may be requested by the Borrower and, on the Interest Payment Date of any Eurodollar Rate Loan then outstanding and so affected, such outstanding Loan shall be converted into a Prime Rate Loan.

     Section 3.19  Conversions and Renewals.

          (a) The Borrower may upon irrevocable written notice to the Agent:

               (i) elect to convert, on any Business Day, any Prime Rate Loans (or any part thereof in an amount not less than $100,000 or an integral multiple of $100,000 above such amount) into Eurodollar Rate Loans;

               (ii) elect to convert, on any Interest Payment Date, any Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $100,000 or an integral multiple of $100,000 above such amount) into Prime Rate Loans; and

               (iii) elect to renew, on any Interest Payment Date therefor, any Eurodollar Rate Loans (or any part thereof in an amount not less than $500,000 or an integral multiple of $100,000 above such amount);

provided, that if the aggregate amount of Eurodollar Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof, to an aggregate principal amount of less than $500,000 the Eurodollar Rate Loans shall automatically convert into Prime Rate Loans, and, on and after such date, the right of Borrower to convert or borrow such Loans to Eurodollar Rate Loans shall be determined under the terms and provisions of this Agreement.

          (b) The Borrower shall deliver by telex, cable or telecopy, confirmed immediately in writing, a Notice of Conversion/Continuation to the Agent for receipt by the Agent at a time not later than 1:00 p.m. (Houston, Texas time) at least (i) three (3) Business Days in advance of the Conversion Date or renewal date, if the Loans are to be converted into or continued as Eurodollar Rate Loans, and (ii) one (1) Business Day in advance of the Conversion Date or renewal date, if the Loans are to be converted into or renewed as Prime Rate Loans, specifying

          (1) the proposed Conversion Date or renewal date;

          (2) the aggregate amount of Loans to be converted or renewed;

          (3) the nature of the proposed conversion or continuation; and

          (4) the duration of the requested Interest Period, subject to the definition of Interest Period.

          (c) If, upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Rate Loans, or, if any Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Prime Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Lender of the receipt thereof. All conversions and renewals shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which such notice was given.

          (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or renewal of any Loans, there shall be not more than five different Interest Periods for Eurodollar Rate Loans in effect.


ARTICLE 4 CONDITIONS PRECEDENT.

     Section 4.1 Conditions Precedent to First Loans. The obligation of each Lender to make the initial Revolving Loan provided herein is subject to the condition precedent that on or before the Closing Date the following shall have been delivered to the Agent and the Lenders in form and substance satisfactory to the Majority Lenders (unless otherwise specifically noted):

          (a) The Revolving Notes dated the Closing Date and duly executed and delivered by the Borrower.

          (b) The other Loan Documents and such evidence of filings, acknowledgments or acceptances of any such documents as the Agent or any Lender may reasonably request or require, all duly executed and delivered by all parties thereto.

          (c) Written opinion or opinions, dated as of the Closing Date, of counsel for the Borrower, in form and substance satisfactory to the Lenders, covering all such matters as the Lenders may require.

          (d) A copy of the Borrower's articles or certificates of incorporation and bylaws, including all amendments thereto, all certified, in the case of the articles or certificates of incorporation, by the Secretary of State of the Borrower's state of incorporation, and, in the case of bylaws and other documents, by the chief executive officer or Vice President, and the Secretary or an Assistant Secretary of each such Person as being in full force and effect on the Closing Date, and all other documents the Agent or any Lender may request relating to the existence, qualification and good standing of the Borrower and its Subsidiaries.

          (e) A copy of a resolution or resolutions passed by the Boards of Directors of the Borrower, certified by the chief executive officer or Vice President and the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the Closing Date, which corporate resolutions shall authorize the Borrowings provided for herein and the execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents, and any other instrument or agreement required hereunder from such Person, as the case may be, and shall state the incumbency, and contain the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes, and the other Loan Documents and any other instrument or agreement required hereunder.

          (f) A summary of the insurance coverage of the Borrower and its Subsidiaries, which shall be in form, scope and substance reasonably satisfactory to the Majority Lenders, together with certificates from each insurer required pursuant to Section 5.5 hereof.

          (g) Evidence satisfactory to the Majority Lenders that as of the Closing Date there exist no Liens, other than Permitted Liens, on any Property of the Borrower or any of its Subsidiaries.

          (h) The fees, costs and expenses then payable pursuant to Sections 3.6 and 10.1 of this Agreement (including the fees, expenses and disbursements of the Agent's counsel) shall have been paid to the Agent or any Lender, or such counsel, as applicable.

          (i) A copy of all environmental assessments and reports that the Borrower or any of its Subsidiaries may possess or have access, relating to any and all of the Property.

          (j) Such other evidence as the Agent or any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

     Section 4.2 Conditions Precedent to Each Revolving Loan. The obligation of each Lender to make any Revolving Loan provided herein is subject to the following further conditions precedent:

          (a) The representations and warranties contained herein shall be true and correct in all material respects on the date of each Revolving Loan and the Borrower shall be deemed to repeat such representations and warranties made by it on such date.

          (b) The Borrower shall have performed and complied with all agreements and conditions contained in this Agreement the violation of which would constitute an Event of Default. No Event of Default or Default shall have occurred and be continuing and no Event of Default or Default will result after giving effect to the Loan being requested.

          (c) The making of the Revolving Loans shall be permitted by the laws and regulations of each jurisdiction to which the Agent or any Lender, the Borrower or its Subsidiaries is subject (including, without limitation, Regulation G, T, U or X of the Federal Reserve Board), and shall not subject the Agent or any Lenders to any penalty or, in the reasonable judgment of the Majority Lenders, other burdensome condition under or pursuant to any applicable law or governmental regulation.

          (d) There shall be no suit, action, investigation, inquiry or other proceeding pending or, to the knowledge of the Borrower, threatened before any court or other Governmental Authority, which (i) questions the validity or legality of any Loan Document or any of the transactions contemplated by any Loan Document or seeks damages in connection with any of the foregoing or (ii) if adversely determined, would have a Material Adverse Effect.

     Section 4.3 Conditions Precedent to each Interim Acquisition Loan. The obligation of each Lender to make each Interim Acquisition Loan is subject to the following further conditions precedent unless and to the extent waived in writing by the Agent with the consent of the Majority Lenders:

          (a) The proceeds of each Interim Acquisition Loan may be used only to finance (or refinance in the case of locomotives and/or railcars), in one advance, up to the respective Lender's Commitment Percentage of 100% of the cost, including Eligible Acquisition Costs, of subsequent short-line railroad acquisitions or acquisitions of locomotives and/or railcars by Borrower or one of its Subsidiaries domiciled in the United States.

          (b) No Interim Acquisition Loans shall be available or used for costs and expenses related to rail lines and/or locomotives and/or railcars leased by the Borrower or any of its Subsidiaries (provided, however, that locomotives and/or railcars purchased or refinanced by the Borrower with the proceeds of an Acquisition Loan may subsequently be leased by the Borrower to one or more of its Subsidiaries);

          (c) Borrower shall have delivered to the Agent evidence satisfactory to the Majority Lenders that each short-line railroad to be acquired by the Borrower or one of the Borrower's Subsidiaries with proceeds of Interim Acquisition Loans shall meet all of the criteria listed on Schedule 4.3(c) attached hereto;

          (d) No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the short-line railroad to be acquired or any of its Subsidiaries or any of the officers or directors of any thereof;

          (e) The Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Agent and the Lenders including, without limitation, the following, each in form and substance acceptable to the Agent and the Lenders:

               (i) the Acquisition Notes evidencing the respective Acquisition Loans;

               (ii) opinions of counsel (including Surface Transportation Board counsel);

               (iii) upon the request of any Lender, copies of all acquisition documents;

               (iv) corporate resolutions, charter documents and bylaws certified by the president or any vice president and the secretary or any assistant secretary of the Borrower and Subsidiary making the acquisition, as applicable, together with certificates of good standing, existence and authority to do business;

               (v) if the acquisition is being made by a newly formed Subsidiary of the Borrower, the new Subsidiary shall have complied with all requirements imposed on new Subsidiaries in the covenants set forth herein;

               (vi) UCC, Surface Transportation Board and other appropriate lien searches;

               (vii) upon the request of any Lender, any applicable Surface Transportation Board Certificate of Exemption; and

               (viii) the pro forma consolidated balance sheets of the Borrower and its Subsidiaries, as at the date of the respective Acquisition Loan (after giving effect to the acquisition and the transactions contemplated by this Agreement and the other Loan Documents), prepared in accordance with GAAP on a basis consistent with the financial statements previously delivered to the Agent and the Lenders and certified by the chief accounting officer of the Borrower;


          (f) Each request for an Interim Acquisition Loan shall be made in writing, in the form of a Notice of Borrowing, which certifies as to representations and warranties, no Default and other matters reasonably requested by the Agent on behalf of the Lenders; and

          (g) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with each acquisition shall be satisfactory in form and substance to the Agent and the Lenders and the Agent shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby as it and the Lenders shall reasonably request.


     Section 4.4  Conditions Precedent to Term Acquisition Loans.    The
obligations of each Lender to accept a Term Acquisition Note is subject to the following further conditions precedent:

          (a) The Borrower shall have executed and delivered the Term Acquisition Notes of the Lenders.

          (b) The representations and warranties contained herein shall be true and correct in all material respects on the first day of the applicable Term Period and the Borrower shall be deemed to repeat such representations and warranties made by it on such date.

          (c) The Borrower shall have performed and complied with all agreements and conditions contained in this Agreement the violation of which would constitute an Event of Default. No Event of Default or Default shall have occurred and be continuing.

          (d) The making of the Loans shall be permitted by the laws and regulations of each jurisdiction to which the Agent or any Lender, the Borrower or its Subsidiaries is subject (including, without limitation, Regulation G, T, U or X of the Federal Reserve Board), and shall not subject the Agent or any Lenders to any penalty or, in the reasonable judgment of the Majority Lenders, other burdensome condition under or pursuant to any applicable law or governmental regulation.

          (e) There shall be no suit, action, investigation, inquiry or other proceeding pending or, to the knowledge of the Borrower, threatened before any court or other Governmental Authority, which (i) questions the validity or legality of any Loan Document or any of the transactions contemplated by any Loan Document or seeks damages in connection with any of the foregoing or (ii) if adversely determined, would have a Material Adverse Effect.

ARTICLE 5 AFFIRMATIVE COVENANTS.

     During the term of this Agreement and until the Notes and all of the Obligations have been paid in full, unless compliance with the provisions of the following subsections shall have been waived in writing by the Majority Lenders, the Borrower agrees as follows:

     Section 5.1 Financial Statements. The Borrower will, and, as applicable, will cause its Subsidiaries to, furnish the following to the Agent, with copies for each Lender:

          (a) As soon as available, but in any event, within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's and its Subsidiaries' annual audited consolidated financial statements (consisting of at least a balance sheet and related statements of income, retained earnings and cash flow prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year), and certified (with an unqualified opinion) by an independent certified public accountant selected by the Borrower and acceptable to the Majority Lenders;

          (b) As soon as available, but in any event, within 45 days of the end of each month during the term hereof, unaudited interim consolidated and consolidating financial statements of the Borrower and its Subsidiaries prepared and certified by a Responsible Officer of the Borrower and prepared similarly to the audited statements referred to in clause (a) above (subject to normal year-end audit adjustments) and consisting of at least balance sheets as of the close of such period and profit and loss statements for the month then ended and for the period from the beginning of the fiscal year to the close of such period and acceptable to the Majority Lenders;

          (c) Upon request by any Lender, a copy of the federal income tax return of the Borrower and its Subsidiaries for the current fiscal year then ended, certified by a Responsible Officer of the Borrower and its Subsidiaries;

          (d) (i) Promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a notice signed by a Responsible Officer of the Borrower or its Subsidiary, as applicable, specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (e) As soon as available, but in any event, within 45 days after the end of each month during the term hereof, a Compliance Certificate for the appropriate time period, certified by a Responsible Officer of the Borrower and containing a certificate of a Responsible Officer of the Borrower and each Subsidiary stating that a review of the activities of the Borrower and its Subsidiaries during the period covered by such certificate has been made under his supervision with a view to determining whether each of the Borrower and its Subsidiaries has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Notes, and the other Loan Documents, and that, to the best of his knowledge, during such period, it has kept, observed, performed and fulfilled each and every covenant in this Agreement, the Notes, and the other Loan Documents, and is not at the time in default under any of the same, or if it shall have been or shall be in default, specifying the same;

          (f) Forthwith upon the filing or receipt of same, a copy of any material filings pertaining to the Borrower and each Subsidiary, or any properties or assets thereof, with the Surface Transportation Board or the National Transportation Agency of Canada; and

          (g) Such other financial and other information concerning the Borrower and its Subsidiaries as any Lender shall request from time to time.

     Section 5.2 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge when due all of their respective Indebtedness and all obligations, except those being contested in good faith by appropriate proceedings, and against which the Borrower (or the applicable Subsidiary) has set up adequate reserves, in accordance with GAAP.

     Section 5.3 Notice; Litigation. The Borrower shall promptly give written notice to the Agent and each Lender of (i) the occurrence of any Default or Event of Default; (ii) any legal, judicial or regulatory proceedings (y) of the type described in Section 5.14 hereof or (z) otherwise affecting the Borrower, any of its Subsidiaries or any of its or their Properties or assets in which the amount involved is material, is not covered (subject to normal deductibles) by insurance, and could have a Material Adverse Effect; (iii) any dispute between the Borrower or any of its Subsidiaries, and any Governmental Authority or other Person that is likely to materially interfere with the normal business operations of the Borrower or any of its Subsidiaries; (iv) any substantial damage to any material part of its Property, specifying the nature and extent of damage and whether such damage is being repaired in due course, or total loss or destruction of any material part of its Property; (v) any demands for collective bargaining by any union or organization or other attempt to organize employees of the Borrower or any of its Subsidiaries, any material grievances, disputes or controversies with any union or any other organization of the Borrower's or any of its Subsidiaries' employees and any pending or threatened strikes or work stoppages; (vi) any other action, event or condition of any nature of which it has knowledge which may have, or lead to, or result in, any Material Adverse Effect; (vii) the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any bankruptcy or other similar laws by, the Borrower or any of its Subsidiaries; (viii) any Change of Control Notice or Declaration Notice (as such terms are defined in the MassMutual Agreement), any notice of optional prepayment given pursuant to Section 2.2 of the MassMutual Agreement and any other notice given pursuant to the MassMutual Agreement; and (ix) any notice given pursuant to the Senior Notes.

     Section 5.4 Maintenance of Corporate Existence and Properties; Reconfiguration of Locomotives. The Borrower will, and will cause each of its Subsidiaries to, (i) continue to engage in the businesses presently being operated, (ii) maintain their respective corporate existence and good standing in each jurisdiction in which they, or any of them, are required to be qualified, (iii) keep and maintain all franchises, permits, licenses and properties useful and necessary in the conduct of their respective businesses in good order and condition, and (iv) duly observe and conform to all material requirements of any Governmental Authorities relative to the conduct of their respective businesses or the operation of their respective properties or assets, if such failure duly to observe and conform to such requirements would have a Material Adverse Effect or could result in criminal prosecution.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and responsible companies in such form, in such amounts, and against such risks (including, without limitation, public liability, evacuation liability, umbrella, and property damage insurance) as is customarily carried by companies engaged in the same or similar businesses, operating like and similarly situated Properties. The Borrower and its Subsidiaries, as applicable, will have the right to place any such insurance with any insurance carrier acceptable to the Majority Lenders. Upon execution of this Agreement, the Borrower will furnish to the Agent, with copies to each Lender (i) a summary of the insurance coverage of the Borrower and its Subsidiaries, and will supplement such summary from time to time as the amounts or terms of such insurance coverage change, and (ii) upon request, copies of the applicable policies and proof of payment of the premiums therefor.

     Section 5.6 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge when due all taxes, assessments and other liabilities, except those being contested in good faith by appropriate proceedings, and against which the Borrower (or its applicable Subsidiary) has set up adequate reserves, in accordance with GAAP.

     Section 5.7 Accounts Receivable and Payable. The Borrower will, and will cause each of its Subsidiaries to, pay their respective accounts payable and maintain their respective accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for companies engaged in similar operations in similar jurisdictions.

     Section 5.8 Further Assurances. The Borrower, at any time and from time to time, will, and will cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Majority Lenders, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement, the Notes, or the other Loan Documents.

     Section 5.9 Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Agent or any Lender (and any Person appointed by any Lender to act for it and on its behalf) to examine their respective corporate and financial books and records and other records, books and properties and to discuss their respective affairs, finances and accounts with the officers of the Borrower and its Subsidiaries and the Borrower's and its Subsidiaries' independent certified public accountants at all reasonable times and as often as may be reasonably requested by the Agent or any Lender.

     Section 5.10 Leverage Ratio. The Borrower and its Subsidiaries will maintain, on a consolidated basis, a Leverage Ratio of 60% or less, at all times during the term hereof.

     Section 5.11 Funded Debt/EBITDA. The Borrower and its Subsidiaries will maintain, on a rolling and consolidated basis, a ratio of Funded Debt on the last day of each month to EBITDA for the preceding 12 months of 4.50 to 1.0 or less.

     Section 5.12 Cash Flow Coverage Ratio. The Borrower and its Subsidiaries will maintain, on a rolling 12-month and consolidated basis, Cash Flow Coverage Ratio of at least 1.40 to 1.00 (tested as of the last day of each month during the term hereof).

     Section 5.13 Tangible Net Worth. The Borrower and its Subsidiaries will maintain, on a consolidated basis, a positive consolidated Tangible Net Worth from the Closing Date and at all times thereafter of at least $105,000,000 plus, on a cumulative annual basis, 75% of consolidated Net Income.

     Section 5.14 Interest Coverage Ratio. The Borrower and its Subsidiaries will maintain, on a rolling 12-month and consolidated basis, Interest Coverage Ratio of at least 2.50 to 1.0 (tested as of the last day of each month during the term hereof).

     Section 5.15 Environmental Compliance. The Borrower will, and will cause each of its Subsidiaries, contractors and invitees to, comply in all respects with the requirements of all Governmental Authorities pursuant to Environmental Laws or the common law, except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Borrower shall not, and shall not permit any of its Subsidiaries to, cause or permit any Hazardous Materials to be brought upon or kept or used on or about the Property, or take or fail to take any other action with respect to any Hazardous Materials, in violation of any Environmental Law.

     Section 5.16 Notification. If the Borrower of any of its Subsidiaries shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Laws, or liability of the Borrower or any of its Subsidiaries for any Hazardous Materials Contamination in connection with the Property or past or present activities of any Person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same and the effect of such violation, liability or inaccurate representation could reasonably be expected to have or result in a Material Adverse Effect, then the Borrower will, and will cause each of its Subsidiaries to, deliver to the Agent and each Lender within 10 days of the receipt of such notice or communication by the Borrower or any of its Subsidiaries, a written description of such violation, liability, correcting information, or actual or threatened event or condition, together with copies of any document evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of the Agent or any Lender to defend or otherwise respond to any such notification or communication. Further, the Borrower will, and will cause each of its Subsidiaries to, promptly undertake and diligently pursue to completion any appropriate and legally required or authorized investigation, abatement and remedial containment and cleanup action in the event of any release or discharge, or threatened release or discharge, of a Hazardous Material on, upon, into or from the Property.


ARTICLE 6 NEGATIVE COVENANTS.

     During the term of this Agreement and until the Notes and all of the Obligations have been paid in full, unless compliance with the following subsections shall have been waived in writing by the Majority Lenders, the Borrower agrees as follows:

     Section 6.1 Limitations on Borrowings. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except (i) the Indebtedness incurred under this Agreement and the other Loan Documents, (ii) the Indebtedness (other than for borrowed money) on open account or under trade acceptances in the ordinary course of business in connection with normal trade obligations, (iii) unsecured intercompany accounts between the Subsidiaries of the Borrower, or any of them on the one hand, and the Borrower, on the other hand, (iv) deferred insurance expense financed for a period not to exceed 12 months, (v) purchase money indebtedness of any one Subsidiary not in excess of $500,000 at any one time outstanding or collective purchase money indebtedness of the Borrower and all of its Subsidiaries not in excess of $2,500,000 aggregate at any one time outstanding, (vi) the Indebtedness for taxes and other charges to the extent permitted under Sections
5.2 and 5.6 hereof, (vii) other unsecured or cash secured indebtedness of the Borrower or its Subsidiaries to Wells Fargo that, when combined with the indebtedness described in item (v) above (whether or not to Wells Fargo), does not exceed $1,500,000, (viii) the MassMutual Debt or other Subordinated Indebtedness, (ix) the Senior Notes; and (x) the Canadian Loans.

     Section 6.2 Limitations on Liens. The Borrower will not, and will not permit any of its Subsidiaries domiciled in the United States to, create, assume or suffer to exist any mortgage, Lien, pledge, charge, security interest or other encumbrance of any kind upon any of their respective properties or assets (including, without limitation, real property, equipment, inventory and all leased railroad lines), whether now owned or hereafter acquired, except Permitted Liens.

     Section 6.3 Limitations on Contingent Liabilities. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Contingent Liabilities, except (i) as permitted hereunder (including the Borrower's guaranties of repayment of the Cdn $ Senior Notes and the Canadian Loans), (ii) for endorsements of instruments for collection in the ordinary course of business, (iii) any such liability under a Loan Document in favor of the Agent and the Lenders, and (iv) any such liability under a Canadian Loan Document.

     Section 6.4 Loans, Advances and Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures, or other securities of, or make any investments in, any Person except pursuant to the Canadian Loan Documents and except (i) accounts, instruments, chattel paper and general intangibles (as defined in the UCC) arising or acquired in the ordinary course of business as presently conducted, (ii) Cash Equivalents, (iii) expenses, advances and loans made to employees of the Borrower in the ordinary course of business and not exceeding an aggregate amount of $200,000 at any one time outstanding, (iv) intercompany advances between the Borrower and any of its Subsidiaries, or between any of such Subsidiaries, and (v) ownership by the Borrower of the capital stock of its Subsidiaries.

     Section 6.5  Limitations on Fundamental Changes; Disposition of Assets.
The Borrower will not, and will not permit any of its Subsidiaries to, (i) form any new Subsidiary, provided, however, the Borrower may form new Subsidiaries so long as (1) no Default or Event of Default has occurred or is continuing and would not occur as a result thereof; and (2) the new Subsidiary delivers a UCC and other lien search and other documents evidencing compliance with Section 6.2 hereof and, upon request, opinions of counsel, all in form and substance satisfactory to the Majority Lenders; (ii) enter into any transaction of merger or consolidation; (iii) liquidate or dissolve themselves or any of them (or suffer any liquidation or dissolution); (iv) convey, sell, lease, charter or otherwise dispose of all or any part of their respective property, assets or business (other than individual items of property or assets not reasonably necessary to the conduct of Borrower's and its Subsidiaries' business); or (v) except in the ordinary course of business, enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries would sell or transfer any properties, either now owned or hereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property to be used for substantially the same purpose; provided, however, that the Borrower may contribute its Property to wholly-owned Subsidiaries engaged principally in domestic United States operations.

     Section 6.6 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in stock) or make any other distribution on account of, or purchase, acquire, retire, or redeem any stock of the Borrower or any applicable Subsidiary whether now owned or hereafter outstanding; provided, however, that (i) any Subsidiary may pay cash dividends out of retained earnings to the Borrower and (ii) the Borrower may re-acquire stock of the Borrower distributed pursuant to its Stock Option Plans within the limits set forth in Schedule 6.6 attached hereto.

     Section 6.7 Subordination of Claims. The Borrower will not, and will not permit any of its Subsidiaries to, subordinate or permit to be subordinated any claim against, or obligation of, another Person held or owned by it to any other claim against, or obligation of, such other Person.

     Section 6.8 ERISA Compliance. The Borrower will not, and will not permit any of its Subsidiaries to, permit at any time any Plan maintained by any of them to:

          (a) Engage in any "prohibited transaction," as such term is defined in
Section 4975 of the Code;

          (b) Incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA; or

          (c) Terminate any such Plan in a manner which could result in the imposition of a lien on the property of the Borrower or its applicable Subsidiary pursuant to Section 4068 of ERISA.

     Section 6.9 Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any lines of business other than that in which they are presently engaged or that are directly related thereto.

     Section 6.10 Leases. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any new Capital Leases in any year during the term hereof; provided, however, the Borrower and its Subsidiaries may enter into Capital Leases not in excess of $2,500,000 in the aggregate per fiscal year of the Borrower.

     Section 6.11 Supply and Purchase Contracts. Except with respect to contracts that, in the aggregate, do not obligate the Borrower for amounts in excess of $2,500,000 at any one time, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to, as a purchaser, any contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property shall be made, regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered.

     Section 6.12 Transactions with Affiliates and Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with an Affiliate on terms less favorable to them than would be obtainable at the time in comparable transactions with Persons not affiliated with the Borrower or any Subsidiary. The Borrower will not, and will not permit any of its Subsidiaries to incur, create or assume any commitments to make payments, whether as rental or otherwise, under any lease, rental or other arrangement, written or oral, for the use of any other Person if, under the terms of any such agreements, the amount of rentals payable thereunder is greater than the rentals presently paid by the Borrower or any of its Subsidiaries.

     Section 6.13 Capital Expenditures. Except for capital expenditures funded from (i) borrowed money permitted under this Agreement, (ii) the sale of capital assets permitted by this Agreement, (iii) equity or Subordinated Indebtedness, or (iv) government grants, the Borrower will not, and will not permit any of its Subsidiaries to, expend or enter into any commitment to expend an amount in the aggregate for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, which exceeds the Capital Expenditure Amount Limit in the aggregate during any twelve-month period during the term hereof; provided, however, the Lenders will review the Capital Expenditure Amount Limit on an annual basis and adjust such Capital Expenditure Amount Limit in the Majority Lenders' sole discretion.

     Section 6.14 No Prepayment of MassMutual Debt Without Consent. The Borrower will not give any notice of prepayment or prepay or purchase any MassMutual Debt (whether pursuant to Sections 2.2 or 4.10 of the MassMutual Agreement or otherwise); provided, however, that this provision does not prohibit prepayment pursuant to Sections 2.1 and 2.3 of the MassMutual Agreement.


ARTICLE 7 DEFAULT.

     Section 7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

          (a) Failure of the Borrower to pay any principal of or interest on any of the Notes, or to perform any of the Obligations, declared due or within five days of when due;

          (b) Any representation or warranty made by either of the Borrower or any of its Subsidiaries in this Agreement or in any of the other Loan Documents or in any certificate, financial or other statement furnished by either of the Borrower or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith is untrue in any material respect as of the date made or furnished;

          (c) Failure of the Borrower or any of its Subsidiaries to observe or perform any of the covenants, terms or agreements of this Agreement, the other Loan Documents or any other agreements with the Agent or any Lender and such failure shall continue for a period of 10 days or more from the date observance or performance was due (except with respect to the failure to observe and perform the covenants covered by Section 7.1(a) above, Sections 5.3, 5.5, 5.10, 5.11, 5.12 hereof, or Article 6 hereof, as to which there shall be no grace period);

          (d) The Borrower or any of its Subsidiaries (i) is generally not paying its Indebtedness as it becomes due, (ii) fails to pay any principal of or interest on any obligation or obligations for borrowed money beyond the period of grace, if any, provided for in the instrument or agreement under which the same was created, or (iii) fails to observe or perform any other term, condition or agreement contained in any obligation or obligations for borrowed money or in any instrument or agreement evidencing, securing or relating thereto if the effect thereof is to cause or permit the holder or holders of such obligation (or a trustee or an agent on behalf of such holder or holders) to cause any such obligation to become due prior to its stated maturity;

          (e) An event of default shall occur under any of the Loan Documents;

          (f) Filing by either of the Borrower or any of its Subsidiaries of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its or his debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by any of the Borrower or any of its Subsidiaries consenting to, approving of or acquiescing in any such petition or proceeding; the application by any of the Borrower or any of its Subsidiaries for, or the appointment by consent or acquiescence of, a receiver or trustee for any of the Borrower or any of its Subsidiaries or for all or a substantial part of its or his property; the making by any of the Borrower or any of its Subsidiaries of an assignment for the benefit of creditors, the inability of any of the Borrower or any of its Subsidiaries, or the admission by any of the Borrower or any of its Subsidiaries in writing of its or his inability, to pay its or his debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within 30 days after the appointment of a receiver or trustee);

          (g) Filing of an involuntary petition against any of the Borrower or any of its Subsidiaries in bankruptcy or seeking reorganization, arrangement or readjustment of its or his debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of 30 days from such filing; or the involuntary appointment of a receiver or trustee for any of the Borrower or any of its Subsidiaries for all or a substantial part of its or his property and such appointment remains unvacated or unopposed for a period of 10 days from such appointment; or the issuance of a writ of attachment, execution or similar process against any substantial part of the property of any of the Borrower or any of its Subsidiaries and such writ remains unbonded or undismissed for a period of 10 days from notice to any of the Borrower or any of its Subsidiaries of its issuance;

          (h) Final judgment for the payment of money in excess of $50,000 shall be rendered against any of the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days, during which execution shall not be effectively stayed;

          (i) Any loss, damage or destruction (not covered by insurance) of any material part of the Property of the Borrower and its Subsidiaries taken as a whole on a consolidated basis; or

          (j) A trustee shall be appointed by an appropriate United States District Court to administer any Plan of the Borrower or any of its Subsidiaries, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of the Borrower or any of its Subsidiaries.

     Section 7.2 Optional Acceleration. Upon the occurrence and during the continuance of any Event of Default set forth in Subsection 7.1(a), (b), (c),
(d), (e), (f), (i) or (j) hereof, any obligation of the Agent and the Lenders to extend credit to the Borrower pursuant hereto shall immediately terminate and the Agent shall at the request of the Majority Lenders, and may with the consent of the Majority Lenders, without notice to any of the Borrower or any of its Subsidiaries, declare the principal of and interest accrued on the Notes to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind (except notice required pursuant to this Agreement), all of which are hereby waived.

     Section 7.3 Automatic Acceleration. Upon the occurrence of any Event of Default set forth in Subsection 7.1(f) or (g) hereof, of any obligation of the Agent and the Lenders to make Loans or advances under the Commitments and the Notes shall automatically terminate and the principal of and interest accrued on the Notes shall be immediately and automatically due and payable without notice or demand of any kind, and the same shall be due and payable immediately without any presentment, acceleration, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind, all of which are hereby waived.

     Section 7.4 Additional Remedies. In case any one or more Events of Default or Defaults shall occur, the Agent shall, at the request of the Majority Lenders, and may with the consent of the Majority Lenders, proceed to protect and enforce the rights of the Agent and the Lenders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes, or in the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law, or otherwise. In addition, the Borrower will pay to the Agent and the Lenders such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements of the Agent or any Lender. No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power to remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Notes, or by the other Loan Documents upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


ARTICLE 8 RELATION OF LENDERS.

     Section 8.1 Appointment. Each Lender hereby irrevocably appoints designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     Section 8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorney's-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent, any additional co-agent appointed pursuant to Section 8.3 below, or attorney-in-fact selected with reasonable care.

     Section 8.3  Appointment of Additional Co-Agent.

          (a) It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent in such jurisdiction. It is recognized that in case of litigation under this Agreement or the Loan Documents and in particular in case of the enforcement thereof or Default, or in case the Agent deems that by reasons of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein or therein granted to the Agent or take any other action which may be desirable or necessary in connection therewith, the Agent, with the consent of the Majority Lenders, may appoint an additional individual or institution as a separate or additional co-agent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, interest and lien expressed or intended by this Agreement or the Loan Documents to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vest in such separate or additional co-agent, but only to the extent necessary to enable such separate or additional co-agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or additional co-agent shall run to and be enforceable by either of them.

          (b) Should any conveyance or instrument in writing from the Lenders be required by such separate or additional co-agent so appointed by the Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, duties and obligations, any and all such conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Majority Lenders. In case any such separate or additional co-agent or a successor, shall die, become incapable of acting, resign or be removed, all the rights, powers, duties and obligations of such separate or additional co-agent, so far as permitted by law, shall vest in and be exercised by the Agent until the appointment of a successor to such separate or additional co-agent. Any such separate or additional co-agent appointed by the Agent pursuant to this Section
8.3 may be removed by the Agent or Majority Lenders at any time, in which case all powers, rights and remedies vested in such separate and additional co-agent shall again vest in the Agent as if no such appointment of additional co-agent had been made.

     Section 8.4 Liability of Agent. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any of its Subsidiaries or any officer of any of them contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any Property or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder, or (c) required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Article 9 hereof, together with the approval of the Borrower, which approval of the Borrower shall not be unreasonably withheld, to such assignment or transfer. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     Section 8.5  Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          (b) For purposes of determining compliance with the conditions specified in Article 4, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by written notice to the Agent to that effect or such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing.

     Section 8.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof promptly to the Lenders.

     The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Article 7 hereof; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 8.7 Credit Decision. Each Lender expressly acknowledges that neither the Agent nor any of its Affiliates nor any officer, director, employee, agent, attorney-in-fact of any of them has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent and the other Lenders that it has independently and without reliance upon the Agent and the other Lenders and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and the other Loan Documents and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and the other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make it own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent (a) shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, (b) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document, and (c) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or any instrument or document furnished or executed pursuant hereto or therewith.

     Section 8.8 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligations of the Borrower to do so), ratably according to their respective Default Percentages from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Documents, or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that, although the Agent shall be indemnified for its ordinary negligence, no Lender shall be liable for the payment to the Agent of any portion of such liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Article 10 hereof)

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

incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Lender shall be entitled to be reimbursed by the Agent for any amount such Lender paid to the Agent under this Section 8.8 to the extent the Agent has been reimbursed for such payments by the Borrower.

     Section 8.9 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans (up to, but not exceeding, an aggregate principal amount of $2,000,000 at any time outstanding) to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though Wells Fargo were not the Agent hereunder and Wells Fargo and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. With respect to its Loans, Wells Fargo (and any successor acting as Agent) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Wells Fargo in its individual capacity.

     Section 8.10 Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties, as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 8 and Article 10 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     Section 8.11  Sharing of Payments.

          (a) Except as provided below, subject to the Agent's or any Lender's expressly stated right to receive certain payments or prepayments under any of the Loan Documents independent of the other Lenders, all payments and prepayments (whether received by voluntary payment or prepayment, mandatory prepayment, exercise of setoff or banker's lien, counterclaim, cross-action, or other legal proceedings, or realization on or with respect to any collateral) of principal, interest, fees, or other sums due under the Loan Documents shall be shared by Lenders ratably on the basis of their respective Commitment Percentages.

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

          (b) Should any Lender ever receive any amounts in excess of its share thereof, determined in accordance with this Section 8.11, then such Lender shall, to the extent of such excess, purchase from each other Lender a participation in the portion of the Obligations owed to each other Lender to the extent necessary for each Lender to receive its share thereof determined as provided in this Section 8.11.

          (c) If all or any portion of any amounts shared with the other Lenders through the purchase of one or more participations is thereafter recovered from the Lender purchasing such participation, such purchase of participation shall be rescinded (and the purchase price promptly refunded to such purchasing Lender) to the extent of such recovery from such purchasing Lender, either (i) without interest or (ii) if the purchasing Lender is required to pay interest on the amount recovered from it, then interest thereon to the extent of each such other Lender's ratable share of such interest paid by the purchasing Lender.

     Section 8.12 Approval. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Majority Lenders, action shall be taken by the Agent for and on behalf of, or for the benefit of all Lenders, upon the direction of the Majority Lenders, and any such action shall be binding on all Lenders. Unless all Lenders agree in writing, no amendment, modification, consent or waiver shall be effective which:

          (a) increases the amount of the Loans or increases the Commitment or Commitment Percentage of any Lender;

          (b) reduces interest, principal or commitment fees owing hereunder, under the Notes or under any Loan Document;

          (c) extends the fixed date on which any sum is due hereunder, under the Notes or under any Loan Document;

          (d) waives an Event of Default arising from a failure to pay principal of or interest on a Loan within the applicable grace period;

          (e) changes the provisions of this Section 8.12 and Section 11.1 hereof;

          (f) releases any Lien other than in connection with the sale of any property or assets permitted under this Agreement; or

          (g) adjusts or revises any payment amortization schedule hereunder, under the Notes, or under any Loan Document.

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

     Section 8.13  Collateral Matters.

          (a) Further Assurances. The Agent and the Lenders each agree to execute any further documents or amendments as may be necessary to effect the purposes of this Article 8, including, without limitation, any registration or recordation upon any applicable public records.

          (b) Proceeds. Each Lender agrees that it will not take or cause to be taken any action to accelerate the maturity of the Obligations owing to it or to intentionally waive any default thereunder unless the Majority Lenders shall have agreed in writing to accelerate all the Obligations or to waive such default, any agreement of the Majority Lenders not to accelerate all the Obligations or to waive such default shall be binding on all the Lenders with respect to acceleration and waiver of defaults under this Agreement.

     Section 8.14 No Liability. The Lenders have not made to each other, nor do they hereby or otherwise make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) obligors under any instruments of guarantee; (b) the enforceability, validity, value or collectibility of the advances or other extensions of credit made or acceptances created, any collateral therefor, or any guarantee or security which may have been granted to any of them in connection with any of the agreements; or (c) the Borrower's or any other Lender for any action or failure to act or any error in judgment, negligence or mistake or oversight whatsoever on the part of any Lender or any Lender's agents, officers, employees, or attorneys with respect to any transaction relating to the agreements or security or guarantees therefor, provided such Lender has acted in good faith and has not been guilty of gross negligence or willful misconduct.

     Section 8.15. Third Party Rights. The agreements and covenants contained in this Article 8 are solely for the benefit of the Lenders and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of, this Article 8.

ARTICLE 9 ASSIGNMENTS, PARTICIPATIONS.

     Section 9.1  Assignments.

          (a) Any Lender may, with the written approval of the Borrower and the Agent, which approval of the Borrower and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more banks or insurance companies, and, with notice to the Agent but without the consent of the Borrower or the Majority Lenders, may assign to any of its 100 percent owned Affiliates (each an "ASSIGNEE") all or an equal percentage of all of the Loans, the Commitments, and any other rights or obligations of such Lender hereunder in a minimum amount of $5,000,000, provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned

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

to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrower and the Agent by such Lender and such Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an executed Assignment and Acceptance Agreement (in the form of Exhibit F attached hereto), together with any Note or Notes subject to such assignment; and (iii) processing fees of $2,000 shall have been paid to the Agent.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received the Assignment and Acceptance Agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance Agreement, the Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Lender has retained a portion of its Loans and its Commitments, replacement Notes in the principal amount of the Acquisition Loans and Term Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its payment under the Assignment and Acceptance Agreement, this Agreement and Schedule 1.2 hereto, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     Section 9.2 Participations. Any Lender may at any time sell to one or more banks or other entities (a "PARTICIPANT") a participating interest in any Loans, the Commitment of such Lender, or any other interest of such Lender hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement (provided that, this provision shall not prohibit a Lender from granting the Participant rights to direct the actions of such Lender hereunder). In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loans, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or

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

shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.


ARTICLE 10  COSTS, EXPENSES; INDEMNIFICATIONS.

     Section 10.1 Costs and Expenses. The Borrower will pay (i) all out-of-pocket expenses of the Agent (including reasonable fees, expenses and disbursements of counsel for the Agent) in connection with the preparation, negotiation, enforcement, operation, syndication and administration of this Agreement, the Notes, the other Loan Documents, or any documents executed in connection therewith, or any waiver, modification or amendment of, or consent with respect to, any provision hereof or thereof; and (ii) if an Event of Default occurs, all court costs and costs of collection of the Agent or any Lender, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 10.1, together with interest thereon from the date incurred until paid by the Borrower at the maximum rate allowed by applicable laws, which Borrower agrees to pay on demand.

     Section 10.2  Indemnities.

          (a) The Borrower hereby indemnifies and agrees to hold harmless the Indemnified Parties from and against all liabilities, claims, actions, consequential damages, costs, expenses and losses, regardless of whether any of the foregoing are foreseeable, unforeseeable or caused by reason of the Indemnified Party's own negligence, whether by Governmental Authorities or third parties, so long as any of the foregoing occur directly or indirectly by virtue of (i) the breach of any representation or warranty, or affirmative or negative covenant regarding any Environmental Laws or Hazardous Materials; (ii) any Hazardous Material being present at any time in, upon or around any part of any Property, or in the soil, air, groundwater, or surface water on, above or under the Property; (iii) the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Material on, under or about the Property; (iv) operations of Borrower or any of its Subsidiaries; or (v) the imposition or recording of liens on the Property pursuant to any Environmental Laws. The liabilities, claims, actions, consequential damages, costs and expenses and losses included in the indemnity in this Section 10.2(a) shall include, without limitation, amounts paid in settlement of claims, all consultant, expert and legal fees and expenses of any Indemnified Party incurred in connection with any investigations of site conditions, or any abatement, cleanup, remediation, removal, or restoration work, or any damages or injuries to the person or property of any third parties or to land, air, water or other natural resources. Upon demand by the Agent or any Lender, the

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

Borrower and its Subsidiaries shall jointly and severally defend any investigation, action, or proceeding alleging the presence of any Hazardous Material which affects any Property or which is brought or commenced against any Indemnified Party, whether alone or together with the Borrower, its Subsidiaries or any other Person, all at the Borrower's cost and expense but with counsel to be approved by the Majority Lenders in the exercise of their reasonable judgment. In the alternative, the Agent or any Lender may elect to conduct its own defense at the expense of the Borrower and its Subsidiaries, or any of them.

          (b) The Borrower hereby indemnifies and agrees to hold harmless the Indemnified Parties against any and all documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery by the Borrower or any other Person of this Agreement, the Notes, the other Loan Documents, and any documents executed in connection therewith; and expressly indemnifies and agrees to hold harmless the Indemnified Parties from any such claims, damages, liabilities, and expenses arising by reason of any Indemnified Party's own negligence, provided, however, that the Borrower shall not be required to indemnify any Indemnified Party from or against any portion of such claims, damages, liabilities or expenses arising out of gross negligence or willful misconduct of such Indemnified Party.

          (c) The Borrower hereby indemnifies and agrees to hold harmless the Indemnified Parties from and against any and all costs, losses, liabilities, obligations, penalties, actions, judgments, suits, claims, damages, expenses or disbursements of any kind whatsoever which may at any time (including, but not limited to, at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any Indemnified Party (whether or not any of the foregoing is designated a party thereto), including, but not limited to, those caused by any Indemnified Party's ordinary negligence, (but excluding those caused by the Agent's or any Lender's gross negligence or willful misconduct), relating to, or arising out of, or by reason of any litigation or other similar proceeding (including, but not limited to, preparation for such litigation or proceeding) related to, the execution, delivery, and performance of this Agreement, the Notes, or any other Loan Documents, or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any actual or proposed use by the Borrower of the proceeds of the Notes or the Borrower's entering into and performing of any agreement or instrument referred to herein, or any action taken or omitted by any Indemnified Party under or in connection with any of the foregoing, including, without limitation, the reasonable fees and disbursements of any Indemnified Parties' counsel incurred in connection with any of the foregoing.

          (d) The Borrower hereby indemnifies and agrees to hold harmless the Indemnified Parties against all claims, demands and liabilities in respect of the fees and commissions, if any, of brokers and finders alleged to have been incurred in connection with any of the transactions contemplated by this Agreement and the other Loan Documents and any

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

expenses, including reasonable legal fees arising in connection with such claims, demands or liabilities.


ARTICLE 11  AMENDMENTS AND WAIVERS.

     Section 11.1 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or any Loan Document and no consent with respect to any departure by the Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, modification or consent that requires the written consent of all Lenders pursuant to Section 8.12 shall be effective unless the written consent of all Lenders is so obtained and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders, affect the rights or duties of the Agent under this Agreement; provided, further, that any provision of any interest rate contract between the Borrower and the Lenders, or any one or more of them, may be amended, modified, or waived by the Borrower and such Lender or Lenders that are a party thereto without the consent of any Lender that is not a party thereto.


ARTICLE 12  MISCELLANEOUS.

     Section 12.1 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

     Section 12.2 Survival of Agreements. All representations and warranties, all covenants and all provisions for indemnification and for the payment of expenses contained in this Agreement or made in writing by or on behalf of the Borrower or any other Person in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, any investigation at any time made by the Agent or any Lender or on its or their behalf, the making of any Loans by the Agent or any Lender under this Agreement, any transfer of title to any Property (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise) and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower, any of its Subsidiaries or any other Person pursuant to this Agreement and the other Loan Documents or in connection with the transactions contemplated by this Agreement and the

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

other Loan Documents shall be deemed representations and warranties of the Borrower under this Agreement.

     Section 12.3 Successors. This Agreement shall be binding upon the Borrower and its respective successors and assigns and shall inure to the benefit of the Agent, each Lender, and their respective successors and assigns.

     Section 12.4 Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 12.5 Severability. In case any one or more of the provisions contained in this Agreement, the Notes, or any other Loan Document should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

     Section 12.6 Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents or in any of the documents securing or guarantying payment hereof or otherwise relating hereto, or in any communication or writing by the Agent, the Lenders, or any of them, or any other Person, relating to this loan, whether now or hereafter arising, in no event or contingency shall this Agreement or such instruments or documents, communications or writings permit or require the payment of any sums which constitute interest under applicable law, or permit or require the charging, taking, reserving, or receiving by the Agent, the Lenders, or any of them, or any other Person, of any sums which constitute interest under applicable law, in excess of the maximum amount permitted by such law. If any excess interest otherwise would be deemed to be contracted for, charged, taken, reserved or received under this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents, communications or writings by the Agent, the Lenders, or any of them, or any other Person, securing payment thereof or otherwise relating thereto, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event all or part of the principal or interest on the Notes shall be prepaid, then it is agreed as follows: (i) any excess or unearned interest contracted for, charged, taken, reserved, or received, shall be deemed a mistake and canceled automatically, without the necessity of any other communication or writing by the Agent, the Lenders, or any of them, or any other Person, (ii) any excess or unearned interest which is paid shall be credited to the unpaid principal amount hereof or, to the extent the unpaid principal amount hereof shall have been or would be paid in full, refunded to the Borrower or other obligor as the case may be, at the holder's option and (iii) the Agreement, the Notes, the other Loan Documents or documents securing payment thereof or otherwise relating thereto, communication or writing, as the case may be, shall be reformed automatically to permit only the payment, charging, taking, reserving, or receiving of accrued unpaid interest at the maximum lawful rate. Without limiting the foregoing, in determining the maximum amount of lawful interest under this Agreement, the Notes, the other Loan Documents or under such other documents or instruments which are made for the purpose of determining such rate, all interest at any time contracted for, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof in connection with the Notes, the other Loan Documents or this Agreement, shall be amortized, prorated, allocated, and spread, to the full extent permitted by applicable law, during the period of the full term of the loan evidenced hereby, taking into account all renewal and extension periods.

     The provisions set forth in the preceding paragraph shall be deemed to be incorporated into each of the documents executed in connection with this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, and in every communication and writing relating to this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, now or hereafter arising, whether or not the same expressly references the preceding paragraph, and any and all figures set forth therein shall, for the purpose of determining the extent of the indebtedness set forth or asserted therein, or otherwise contracted for, charged, taken, reserved, or received, as applicable, be recomputed automatically by the Borrower or other obligor, or by any court with proper jurisdiction considering the same, or both, as necessary to give effect to the adjustments and credits required and agreed upon therein and the other agreements set forth therein, without the necessity of any other communication or writing.

     If the applicable state or federal usury law is amended after the date hereof to permit a greater rate of interest to be contracted for, charged, taken, reserved, or received under this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, than is permitted under applicable state or federal law as of the date hereof, then the maximum lawful rate of interest applicable to this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof otherwise relating thereto, shall be increased to the maximum rate of interest allowed by such subsequent law or amendment, to be effective as of the effective date of such law or amendment, and such additional charges that may become owing by reason of such increase shall be payable on demand.

     Section 12.7 Notices. All notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied or delivered, to the address for notice for the specified party as it appears on the signature pages hereof or to such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when sent by overnight delivery, telegraphed, telecopied, telexed, or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery or refusal thereof, except that notices pursuant to

Articles 3 or 7 hereof, regardless of means of transmission or delivery, shall not be effective until received by the Agent.

     Section 12.8 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of payment instructions in respect to all payments to be made to it hereunder, and of such other administrative information as the Agent shall reasonably request.

     Section 12.9 Controlling Document. In the event of actual conflict in the terms and provisions of this Agreement, the Notes and the other Loan Documents, the terms and provisions of this Agreement will control.

     Section 12.10 Table of Contents; Descriptive Headings. The table of contents and the descriptive headings of the several articles and sections of this Agreement are inserted for convenience only and shall not effect the interpretation of this Agreement.

     Section 12.11 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     Section 12.12 SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY AND ALL DISPUTES ARISING HEREUNDER, UNDER THE NOTES, UNDER THE OTHER LOAN DOCUMENTS, OR UNDER ANY OF THE OTHER INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY NOTE AND ANY DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF ANY THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF; AND

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     Section 12.13 DTPA WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY (AND AFTER THE BORROWER HAS CONSULTED WITH AN ATTORNEY OF ITS OWN SELECTION) IRREVOCABLY AND UNCONDITIONALLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SECTIONS 17.41 - 17.63).

     Section 12.14 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 12.15 Construction. The Borrower, the Agent, and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     Section 12.16 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.


BORROWER:

RAILTEX, INC.                             Address: 4040 Broadway, Suite 200
                                                   San Antonio, Texas 78209
                                                   Attn: Laura D. Davies
By: _________________________                            Vice President and
      Laura D. Davies                                 Chief Financial Officer
      Vice President and                           Telephone No. (210) 841-7600
      Chief Financial Officer                      Telecopy No. (210) 841-7629



AGENT:

FIRST INTERSTATE BANK OF                  Address: First Interstate Bank Plaza
 TEXAS, N.A.                                       1000 Louisiana
                                                   Houston, Texas  77002
                                                   Attn: Bennett D. Douglas
                                                         Vice President
                                                   Telephone No. (713) 250-1039
By __________________________                      Telecopy No.  (713) 250-7031
     Bennett D. Douglas
     Vice President

LENDERS:

FIRST INTERSTATE BANK OF            Domestic Lending Office and
 TEXAS, N.A.                        Eurodollar Lending Office


By___________________________       Address:  First Interstate Bank Plaza
    Bennett D. Douglas                        1000 Louisiana
    Vice President                            Houston, Texas  77002
                                              Attn:  Bennett D. Douglas
                                                     Vice President
                                              Telephone No. (713) 250-1039
                                              Telecopy No.  (713) 250-7031

                                    Domestic Lending Office and
                                    Eurodollar Lending Office


NATIONAL BANK OF CANADA,            Address:  National Bank of Canada,
 NEW YORK BRANCH                              New York Branch
                                              125 W. 55th Street
                                              New York, New York  10019
                                              Attn:  Mr. Wayne Rosen
                                              Telephone No. (212) 632-8568
By ____________________________               Telecopy No. (212) 632-8736
     Name:
       Title:                       With a copy to:

                                    National Bank of Canada
                                    2121 San Jacinto, Suite 1850
  By ____________________________   Dallas, Texas 75201
    Douglas Clark                   Attn:     Mr. Douglas Clark
    Vice President                  Vice President
                                    Telephone No. (214) 871-1265
                                    Telecopy No.  (214) 871-2015

                                    Domestic Lending Office and
                                    Eurodollar Lending Office

ABN AMRO BANK, N.V.-HOUSTON         Address:  3 Riverway, Suite 1700
AGENCY                                        Houston, Texas  77056
By:  ABN AMRO NORTH AMERICA,                  Attn: Belinda Rowell
  INC., as Agent                              Telephone No. (713) 964-3363
                                              Telecopy No. (713) 629-7533
                                              Domestic Lending Office and
By:______________________________             Eurodollar Lending Office
   Name:
   Title:
          and

By:______________________________
   Name:
   Title:


NATIONAL CITY BANK, KENTUCKY        Address:  101 South Fifth Street
                                              Louisville, Kentucky  40202
                                              Attn:  Donald R. Pullen, Jr.
                                              Telephone No. (502) 581-6352
By:_________________________                  Telecopy No. (502) 581-5122
   Name:                                      Domestic Lending Office and
   Title:                                     Eurodollar Lending Office

                                  SCHEDULE 1.2
                                  ------------




                                                        Acquisition      Revolving
                                         Commitment        Loan             Loan           Total
               Bank                      Percentage     Commitment       Commitment      Commitment
               ----                     ------------  ---------------  --------------  ------------
First Interstate Bank of Texas, N.A.    58.82352941%   $44,117,647.06   $5,882,352.94   $50,000,000
National Bank of Canada                 17.64705882%   $13,235,294.12   $1,764,705.88   $15,000,000
ABN AMRO Bank, N.V. - Houston           11.76470588%   $ 8,823,529.41   $1,176,470.59   $10,000,000
 Agency
National City Bank, Kentucky            11.76470588%   $ 8,823,529.41   $1,176,470.59   $10,000,000
                                      =============================================================
TOTAL                                           100%   $   75,000,000   $  10,000,000   $85,000,000
                                      =============================================================

                                 Schedule 2.12
                                 -------------

                              LIST OF SUBSIDIARIES

(a) Austin & Northwestern Railroad Company, Inc. (formerly known as Austin Railroad Company Inc.)

(b)  Cape Breton & Central Nova Scotia Railway Limited

(c)  Central Oregon and Pacific Railroad, Inc.

(d)  Chesapeake & Albemarle Railroad Company, Inc.

(e)  Dallas, Garland & Northeastern Railroad, Inc.

(f)  Georgia Southwestern Railroad, Inc.

(g)  Goderich - Exeter Railway Company Limited

(h)  Grand Rapids Eastern Railroad, Inc.

(i)  Indiana Southern Railroad, Inc.

(j)  Michigan Shore Railroad Company, Inc.

(k)  Mid-Michigan Railroad, Inc.

(l)  Missouri & Northern Arkansas Railroad Company, Inc.

(m)  New England Central Railroad, Inc.

(n)  New Orleans Lower Coast Railroad, Inc.

(o)  North Carolina & Virginia Railroad Company, Inc.

(p)  Pittsburgh Industrial Railroad, Inc.

(q)  RailTex Technical Services, Inc.

(r)  RailTex Canada, Inc.

(s)  RailTex Distribution Services, Inc.

(t)  RailTex TRAC Co., Inc.

(u)  RailTex Service Co., Inc.

(v)  Salt Lake City Southern Railroad Company, Inc.

(w)  San Diego & Imperial Valley Railroad Company, Inc.

(x)  South Carolina Central Railroad Company, Inc.

                                Schedule 4.3(c)
                                ---------------

                   Shortline Acquisition Criteria For Funding


1.   Employees - maximum of 100

2.   Length - 500 miles maximum

3.   Purchase Price - $20,000,000 maximum

4. Commodity Concentration - 20% maximum proforma revenues in any one commodity group

5.   Track Condition - Class I or less, 50% maximum

6. Geographic Concentration - maximum of 33% revenues in a single geographic region

7. Interchange Concentration - maximum of 50% of total proforma consolidated revenues from cars interchange to any single Class I carrier

8.   Shipper Concentration - 50% of revenues maximum

9.   Bridge Traffic - Positive cash flow without bridge traffic

10. Passenger Service - None to be provided by RailTex or any of its Subsidiaries

11.  Projected Cash Flow - Positive (assuming terms of this Credit Facility)

12. Labor Protection Requirements - No assumption of seller's labor protection obligations

13.  Business Activity - Must be an active line

14.  Purchase Structure - Sale of assets

                                  Schedule 6.6
                                  ------------

                               Stock Option Plans



                            [To Come from Borrower]